UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Southwestern Energy Company

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Southwestern Energy Company
2350 N. Sam Houston Parkway East, Suite 125
Houston, Texas 77032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ON MAY 6, 2008

The Annual Meeting of Stockholders of Southwestern Energy Company (the “Company”) will be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas 77060, on Tuesday, the 6th day of May, 2008, at 11:00 a.m., Central Daylight Time, for the following purposes:

(1) The election of six (6) directors to serve until the 2009 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

(2) The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008; and

(3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 14, 2008, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

The Company’s 2007 Annual Report, which is not part of the proxy soliciting material, is enclosed.

You are invited to attend the meeting. If you cannot attend, it is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card. As an alternative, you can also vote your shares by telephone or over the Internet.

You may revoke a proxy at any time prior to its exercise by giving written notice to that effect to the Secretary of Southwestern Energy Company or by submission of a later-dated proxy or subsequent Internet or telephonic proxy. If you attend the meeting, you may revoke any proxy previously granted and vote in person.

By Order of the Board of Directors

MARK K. BOLING
Executive Vice President,
General Counsel & Secretary

March 28, 2008

i

PROXY STATEMENT QUESTIONS

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Stockholders who own shares of common stock as of March 14, 2008 may vote at the meeting. There were 170,976,657 shares of common stock outstanding on that date, however, due to the two-for-one stock split effected on March 25, 2008, 341,953,314 shares will actually be entitled to vote at the meeting.

WHEN WERE THE ENCLOSED SOLICITATION MATERIALS FIRST GIVEN TO STOCKHOLDERS?

This Proxy Statement and accompanying proxy are first being sent, or given, to stockholders on or about March 28, 2008. These materials are also available at www.edocumentview.com/swn.

WHAT AM I VOTING ON, AND WHAT ARE THE BOARD’S RECOMMENDATIONS?

You are voting on the following:

•	the election of six (6) directors; and

•	the ratification of PwC as the Company’s independent registered public accounting firm for fiscal year 2008.

The Board recommends a vote “FOR” the election of six (6) directors and “FOR” the ratification of PwC as the Company’s independent registered public accounting firm for 2008.

WHAT CONSTITUTES A QUORUM OF STOCKHOLDERS?

We must have a quorum to conduct the meeting. A quorum is the presence at the Annual Meeting in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast as of the record date. Since there were 341,953,314 shares of common stock outstanding on March 14, 2008 (as adjusted to give effect to the two-for-one stock split effected on March 25, 2008), the quorum for the Annual Meeting requires the presence at the meeting in person or by proxy of stockholders entitled to vote at least 170,976,657 shares. Broker non-votes, abstentions and withhold-authority votes COUNT for purposes of determining a quorum.

HOW MANY VOTES DOES IT TAKE TO ELECT DIRECTORS?

Directors are elected by a plurality of all the votes cast. Because six directors are being elected, this means that the six nominees who receive the highest number of votes will be elected.

HOW MANY VOTES DOES IT TAKE TO RATIFY THE APPOINTMENT OF PwC TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008?

The proposal to ratify the appointment of PwC to serve as the Company’s independent registered public accounting firm for fiscal year 2008 will be approved if a majority of the number of shares represented in person or by proxy vote in favor of its adoption. Abstentions are counted as shares voting on the proposal, thus having the effect as a vote against the proposal. Broker non-votes are not counted as shares voting on this proposal.

HOW DO I VOTE?

You may vote your shares in person at the Annual Meeting or by proxy. Since many of our stockholders are unable to attend the meeting in person, we send proxy cards and offer electronic and telephone voting to all of our stockholders to enable them to direct the voting of their shares. If your shares are held by your broker in “street name,” your broker will provide you with materials and instructions for voting your shares.

IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE FOR ME?

If your shares are held by your broker in “street name” and you do not vote your shares by following the instructions provided by your broker, your broker can vote your shares in the election of directors and the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for fiscal year 2008. If you do not provide instructions to your broker on how to vote your shares, and your broker is not permitted to vote on the proposals without instructions from you, then your shares will be counted as “broker non-votes” for those proposals.

WHAT IS A PROXY?

A proxy is a person you appoint to vote on your behalf. When you vote by completing and returning the enclosed proxy card, you will be designating Kenneth R. Mourton and Charles E. Scharlau as your proxies. We solicit proxies so that all common shares may be voted at the Annual Meeting. You must complete and return the enclosed proxy card or vote by phone or Internet to have your shares voted by proxy.

HOW WILL MY PROXY VOTE MY SHARES?

Your proxies will be voted in accordance with your instructions. If you complete and return your proxy card but do not provide instructions on how to vote, your proxies will vote “FOR” the six (6) director nominees and “FOR” each additional proposal set out above. Also, your proxy card or a vote by you via phone or Internet will give your proxies authority to vote, using their best judgment, on any other business that properly comes before the meeting.

HOW DO I VOTE USING MY PROXY CARD?

There are three steps:

Step 1

a.	Proposal No. 1

Election of a board of six directors to serve until the next Annual Meeting or until their successors are duly elected and qualify.

To vote for a director, you check the box marked “FOR” opposite the name of the director. To withhold your vote from a director, mark the box “WITHHELD” opposite the name of the director.

b.	Proposal No. 2

Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2008.

To vote for Proposal No. 2, you check the box marked “FOR.” If you are opposed to the proposal, check the box, “AGAINST.” If you are unsure how to vote, mark the box “ABSTAIN.”

Step 2

Sign and date your proxy card. IF YOU DO NOT SIGN AND DATE YOUR PROXY CARD, YOUR VOTES CANNOT BE COUNTED. EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, EACH SUCH PROXY WILL BE VOTED AS “FOR” ALL PROPOSALS SET OUT ABOVE.

Step 3

Mail your proxy card in the pre-addressed, postage-paid envelope.

HOW DO I VOTE BY TELEPHONE?

Record holders may submit proxies by following the “Vote-by-Telephone” instructions on their proxy cards.

Stockholders who hold shares beneficially in “street name” may vote by telephone by calling the number specified on the voting instruction card provided by their brokers, trustee or nominees. Please check the voting instruction card for telephone voting availability.

HOW DO I VOTE ON THE INTERNET?

Record holders with Internet access may submit proxies by following the “Vote-by-Internet” instructions on their proxy cards. Stockholders who hold shares beneficially in “street name” may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for Internet voting availability.

CAN I VOTE BY PROXY EVEN IF I PLAN TO ATTEND THE ANNUAL MEETING?

Yes. If you vote by proxy, you do not need to fill out a ballot at the Annual Meeting unless you want to change your vote.

WHO IS SOLICITING MY PROXY, HOW IS IT BEING SOLICITED, AND WHO PAYS THE COSTS?

Southwestern Energy Company, on behalf of the Board of Directors, through its officers and employees, is soliciting proxies primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. Morrow & Co., Inc., a proxy solicitation firm, will be assisting us for a fee of approximately $7,500 plus out-of-pocket expenses. Southwestern Energy Company pays the cost of soliciting proxies and reimburses brokers and others for forwarding proxy materials to you.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the meeting, six (6) directors are to be elected to serve until the next Annual Meeting or until their respective successors are duly elected and qualified. The shares represented by the enclosed proxy will be voted as instructed by the stockholders for the election of the nominees named below. If no direction is made, the proxy will be voted “FOR” the election of all of the nominees named below. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, the shares represented by the enclosed proxy may be voted for such other person as the Board of Directors may recommend. The Company has no knowledge that any nominee will be unavailable for election. Directors are elected by plurality vote.

The Board of Directors, upon the recommendation of the Nominating and Governance Committee, has proposed the nominees set forth below for election as directors. All nominees for director are presently directors of the Company. Certain information concerning the nominees is set forth below.

Nominees for Election

LEWIS E. EPLEY, JR. — Mr. Epley is a retired Attorney at Law and a private investor. He is a member of the Arkansas Bar Association and served as President of the Carroll County Bar Association in Arkansas and Special Associate Justice of the Supreme Court of Arkansas. He has served as a director of the Bank of Eureka Springs since 1964, and has been the Vice Chairman of its Board of Directors since 1993. He is a former member and former Chairman of the Board of Trustees of the University of Arkansas and a former President and former director of the Northwest Arkansas Radiation Therapy Institute (NARTI). He also formerly served as Chairman of the NARTI Foundation Board. He is a director, member of the Executive Committee and former Chairman of the University of Arkansas Foundation, Inc.; and he is a director of the University of Arkansas Alumni Association. He is presently a member of the Community Advisory Board of The Donald W. Reynolds Institute on Aging at the University of

Arkansas for Medical Sciences and a member of the University of Arkansas Board of Advisors, including the Executive Committee thereof. Mr. Epley is 71 years old and was first elected to the Company’s Board of Directors in 1998.

ROBERT L. HOWARD — Mr. Howard is a retired Vice President of Shell Oil Company. From 1991 to 1995, he was Vice President, Domestic Operations, Exploration and Production of Shell, and President of Shell Western Inc. and Shell Offshore, Inc. In these positions, he was responsible for all domestic exploration and production activities. From 1985 to 1991, Mr. Howard was President, Shell Offshore Inc., and was responsible for all offshore exploration and production in the Gulf of Mexico, the East Coast, and Florida. During Mr. Howard’s 36 years with Shell, he held various positions within Shell’s exploration and production operations, including General Manager, Exploration and Production, Mid-Continent Division, and General Manager, Exploration and Production, Rocky Mountain Division and Alaska Division. Mr. Howard served as a director of Camco International, Inc. of Houston, Texas, from 1995 until 1998. Mr. Howard served as a director of Ocean Energy, Inc. from 1996 to April 2003, at which time Ocean Energy, Inc. was acquired by Devon Energy Corp. Since April 2003, Mr. Howard has served as a director of Devon Energy Corp., one of the Company’s competitors, where he is the chairman of the Reserves Committee and a member of the Compensation Committee. Mr. Howard has also served since 1997 as a director for McDermott International, Inc. of New Orleans, Louisiana, where he is the chairman of the Nominating and Governance Committee. Mr. Howard is also a director of the Company’s subsidiaries, Southwestern Energy Production Company, SEECO, Inc., DeSoto Drilling, Inc. and Diamond “M” Production Company. He is 71 years old and first became a director of the Company in 1995.

HAROLD M. KORELL — Mr. Korell is the President, Chief Executive Officer and Chairman of the Board of the Company. Mr. Korell joined Southwestern in 1997 as Executive Vice President and Chief Operating Officer. On May 22, 1998, Mr. Korell was promoted to President and Chief Operating Officer and was named Chief Executive Officer effective January 1, 1999. Mr. Korell was elected Chairman of the Board May 16, 2002. Mr. Korell is also a director of the Company’s subsidiaries, Southwestern Energy Production Company, SEECO, Inc., Southwestern Energy Midstream Services Company, DeSoto Drilling, Inc. and Diamond “M” Production Company. Previously, Mr. Korell was Senior Vice President — Operations of American Exploration Company, Executive Vice President of McCormick Resources, and held various technical and managerial positions during his 17 years with Tenneco Oil Company, including Vice President of Production. Prior to that time, he held various positions with Mobil Corporation. Mr. Korell is 63 years old and first became a director of the Company in 1998.

VELLO A. KUUSKRAA — Mr. Kuuskraa is the President and Chairman of the Board of Advanced Resources International, Inc., a privately held geological and engineering technical services company located in Arlington, Virginia. He is internationally recognized for his work in unconventional gas resources, energy economics, supply modeling, and new oil and gas recovery technologies. Mr. Kuuskraa served on the United States Secretary of Energy’s Natural Gas Supply Task Force, was a member of the National Academy of Sciences Study Committee for defining the National Energy Modeling System, and has testified before the Federal Energy Regulatory Commission on the outlook for natural gas supplies. He has published over 100 technical papers, reports and presentations on energy resources and future natural gas supplies. Mr. Kuuskraa is a recognized expert on the technologies of tight gas and shale gas recovery. He is also a recognized expert on the technologies of coalbed methane and enhanced oil recovery and their adaptation for carbon dioxide sequestration. Mr. Kuuskraa is also a director of the Company’s subsidiaries, Southwestern Energy Production Company, SEECO, Inc., DeSoto Drilling, Inc. and Diamond “M” Production Company. Mr. Kuuskraa is 67 years old and was first elected to the Company’s Board of Directors in 2003.

KENNETH R. MOURTON — Mr. Mourton is an Attorney at Law with and Managing Principal Attorney of the firm of Ball and Mourton, Ltd., PLLC, Fayetteville, Arkansas, and he is an inactive certified public accountant. Mr. Mourton also owns and operates several businesses in various states related to beer distribution, lodging, warehousing and travel. He is the Chairman of the Razorback Foundation and is also a Board member of the Arkansas Rural Endowment Fund, a nonprofit corporation created by the State of Arkansas to help lower income, rural Arkansas children obtain college and university educations. Mr. Mourton is 57 years old and was first elected to the Company’s Board of Directors in 1995.

CHARLES E. SCHARLAU — Mr. Scharlau retired as President and Chief Executive Officer of the Company on December 31, 1998. He began his career as the Company’s legal counsel in 1951 and was involved in all facets of the Company’s business for over 47 years. In 1966, he was named Executive Vice President and first elected a director of the Company. In 1972, he was elected President and Chief Executive Officer. Mr. Scharlau is currently of counsel with the law firm of Conner & Winters, LLP and was a consultant to the Company through May 2005. He has been a member and past chairman of the Executive Committee for the Northwest Arkansas Council since 1999. He is also a director of Arvest Bank, the Razorback Foundation and the University of Arkansas Foundation. He is a past member and past chairman of the Board of Trustees of the University of Arkansas. Mr. Scharlau is also a director of the Company’s subsidiaries, Southwestern Energy Production Company, SEECO, Inc., DeSoto Drilling, Inc. and Diamond “M” Production Company. Mr. Scharlau is 80 years old.

CORPORATE GOVERNANCE

We have long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and to the practices of other public companies. We also continuously review the rules and regulations promulgated under the Sarbanes-Oxley Act of 2002, all new and proposed rules and regulations of the Securities and Exchange Commission (the “SEC”) and all new and proposed listing and compliance standards of the New York Stock Exchange (the “NYSE”), on which our common stock is listed, in order to ensure compliance with all applicable requirements. The corporate governance policies implemented by us in order to meet these requirements are available on our website, www.swn.com, under the section “Corporate Governance” and include our:

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Nominating and Governance Committee Charter;

•	Retirement Committee Charter;

•	Corporate Governance Guidelines;

•	Business Conduct Guidelines;

•	Code of Ethics for § 406 Officers;

•	Confidential Complaint Procedures for Questionable Accounting Practices;

•	Nonretaliation Policy; and

•	Procedures for Contacting the Board/Presiding Director.

Copies of these documents are also available in print free of charge to any stockholder upon request to our Investor Relations Department located at our corporate headquarters and reachable at (281) 618-4700.

Identifying and Evaluating Nominees for Director

The Nominating and Governance Committee of our Board of Directors has been delegated the responsibility of selecting candidates for Board membership and for extending invitations to join the Board of Directors. The Nominating and Governance Committee is responsible for screening candidates (in consultation with the Chief Executive Officer), for establishing criteria for nominees and for recommending to the Board a slate of nominees for election to the Board of Directors at the Annual Meeting of Stockholders. After a concurrent review of all candidates by the Committee and the Chief Executive Officer, the Chairman of the Board (who presently is also our CEO) interviews the potential candidates selected by the Committee and Chief Executive Officer, and reports his conclusions to the Committee, together with a recommendation of final candidates for interview by the members of the Committee. The Nominating and Governance Committee then interviews the final candidates and recommends to the full Board candidates for election based upon the results of the interview. Final approval of any candidate is made by the full Board of Directors. Candidates are selected for their character, judgment, business experience and specific areas of expertise, among other relevant considerations, such as the requirements of applicable law and listing standards.

The Board of Directors recognizes the importance of soliciting new candidates for membership on the Board of Directors and that the needs of the Board of Directors, in terms of the relative experience and other qualifications of candidates, may change over time. Candidates for membership on the Board may be suggested by any director or stockholder, and the Board may retain professional search firms. Stockholders may nominate candidates for directors by following the procedures described below under “Stockholder Nominations.”

Selection Criteria for Nominees for Directors

Each member of the Board is expected to bring a unique and valuable perspective to the governance of the Company. When these unique skill sets are combined in an environment of interaction and respect, they provide the overall skill set of the Board and provide a strong governance structure. Our Corporate Governance Guidelines, which are available on our website at www.swn.com under “Corporate Governance,” set forth certain criteria that apply to the selection of director candidates:

•	Each nominee director should be chosen without regard to sex, race, religion or national origin;

•	Each nominee director should be an individual of the highest character and integrity and have the ability to work well with others;

•	Each nominee director should have an inquiring mind, vision and good judgment;

•	Each nominee director should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	Each nominee director should possess substantial and significant business experience in specific areas of expertise that would be important to the Company in the performance of the duties of a director;

•	Each nominee director’s skill set should be complementary to the background and experience of other Board members;

•	Each nominee director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

•	Each nominee director should have the capacity and desire to represent the balanced, best interests of all stockholders and objectively appraise management performance.

The Nominating and Governance Committee of the Board of Directors evaluates the qualifications of each director candidate against the foregoing criteria in connection with its recommendation to the Board concerning each nomination for election or re-election as a director, including members of the committee. The Nominating and Governance Committee, with direct input and advice from our CEO, is responsible for assessing the appropriate mix of skills and characteristics required of Board members based on the Board’s perceived needs at a given point in time and periodically reviews and updates the foregoing criteria as deemed necessary.

Each director’s continuation on the Board is reviewed before that director is considered for re-election at the expiration of his or her term. In connection with its annual recommendation of a slate of nominees, the Nominating and Governance Committee, in consultation with the CEO in his capacity as Chairman of the Board, reviews and assesses the contributions of those directors selected for re-election. At the conclusion of this process, the Chairman of the Nominating and Governance Committee reports the Committee’s conclusions to the full Board.

Stockholder Nominations

Our by-laws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. Such nominations must be made pursuant to timely notice in writing to the Secretary of the Company, Mark K. Boling, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 125, Houston, Texas 77032. To

be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 50 nor more than 75 days prior to the meeting date; provided, however, that in the event that less than 45 days’ notice of the meeting date is given to stockholders, notice by the stockholder must be received no later than the close of business on the 15th day following the day on which notice of the meeting date was mailed. The written notice must set forth (a) as to each nominee whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the nominee and (iv) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which nominations are to be made by such stockholder and (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

It is the policy of the Nominating and Governance Committee to consider properly submitted stockholder nominations for directors as described above under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating and Governance Committee seeks to address the criteria set forth above under “Selection Criteria for Nominees for Directors.”

Director Independence

As set forth in the Company’s “Corporate Governance Guidelines,” which are available on our website at www.swn.com under “Corporate Governance,” it is the policy of the Board of Directors that a majority of the members of the Board be independent of the Company’s management. For a director to be deemed “independent,” the Board must affirmatively determine that the director has no material relationship with the Company or its affiliates (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company or its affiliates) or any member of the senior management of the Company or his or her affiliates. Material relationships include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. For making this determination, the Board has adopted a set of director independence standards that are more stringent than the corporate governance standards adopted by the New York Stock Exchange. Under the Board’s independence standards, a director will not be deemed independent if he or she:

•	is, or within the past five years has been, employed by the Company or any of its affiliates;

•	is, or within the past five years has been, affiliated with or employed by a present or former auditor of the Company or any of its affiliates;

•	currently participates, or within the past five years has participated, in an interlocking directorate in which an executive officer of the Company or any of its affiliates serves on the compensation committee of a company that concurrently employs the director;

•	is, or is a director, executive officer, general partner or significant equity holder (i.e., in excess of 10%) of an entity that is, a paid adviser, paid consultant or paid provider of other professional services to the Company, any of its affiliates, any member of senior management or any affiliates of a member of senior management, if the amount of such payments has exceeded $60,000 during the current fiscal year of the Company;

•	is a director, executive officer, general partner or significant equity holder (i.e., in excess of 10%) of a significant purchaser of goods or nonprofessional services from, or supplier of goods or nonprofessional services to, the Company or any of its affiliates;

•	is affiliated with or employed by a tax-exempt entity that receives significant contributions (i.e., more than 3% of the annual contributions received by the entity or more than $100,000 in a single fiscal year, whichever amount is lower) from the Company, any of its affiliates, any member of senior management or any affiliate of a member of senior management; or

•	is a member of the immediate family of any person who would not qualify as independent under the foregoing standards; provided, that employment of an immediate family member of a director in a non-officer position will not preclude the Board from determining that the director is independent.

Our Board of Directors has determined that the following majority of directors — Lewis E. Epley, Jr., Robert L. Howard, Vello A. Kuuskraa and Kenneth R. Mourton — qualify as independent under the applicable NYSE standards as well as the Company’s standards for director independence.

Presiding Director

One of the Company’s non-employee directors serves as the “Presiding Director” of executive sessions of the non-employee directors of the Company, which are held at every meeting of the Board of Directors. The Presiding Director is appointed by the non-employee directors each year at the Annual Meeting of the Board of Directors, which is generally held in May. The Presiding Director acts as chair of all executive sessions and is responsible for coordinating the activities of the other non-employee directors, including the establishment of the agenda for executive sessions of the non-employee directors, as required by the Company’s Corporate Governance Guidelines and applicable listing standards. The Presiding Director also acts as the liaison director for any informal, confidential communications with the Chief Executive Officer outside of the normal Committee and Board procedures. Mr. Robert L. Howard is the current Presiding Director.

Committees of the Board of Directors

The Board of Directors held eight meetings in 2007. The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Retirement Committee. The Audit, Compensation, and Nominating and Governance committees are comprised solely of independent directors in accordance with NYSE corporate governance listing standards. The charter of each of these committees complies with requirements of the NYSE, the Sarbanes-Oxley Act of 2002 and applicable SEC rules.

Audit Committee — The Audit Committee is composed entirely of non-employee members of the Board, each of whom satisfy the independence requirements for audit committee members under Rule 10A-3 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), is “independent” and “financially literate” as defined by NYSE rules and meets the Company’s independence standards. Members of the Audit Committee may not simultaneously serve on the audit committee of more than two (2) other public companies. In addition, the Board of Directors has determined that Mr. Kenneth R. Mourton, Audit Committee Chairman, a certified public accountant (inactive), is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K and is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. The Audit Committee also includes Messrs. Robert L. Howard and Vello A. Kuuskraa. During 2007, the Audit Committee held six meetings, each of which was attended by all members of the committee.

The Audit Committee is responsible to the Board for reviewing the accounting and auditing procedures and financial reporting practices of the Company and for the engagement of, and overseeing all audit work conducted by, the independent registered public accounting firm, including the pre-approval of the current year audit and non-audit fees (the “Pre-Approval Policy”). The Audit Committee is governed by a charter that has been approved by the Board of Directors. The Audit Committee meets periodically with the Company’s management, internal auditor and independent registered public accounting firm to review the Company’s financial information and systems of internal controls and ensure such parties are properly discharging their responsibilities. The independent registered public accounting firm reports directly to the Audit Committee and periodically meets with the Audit Committee without management representatives present. The Audit Committee maintains an internal audit function that provides management and the Audit Committee with ongoing assessments of the Company’s risk management processes and system of internal controls and the Audit Committee periodically meets with the internal audit function without management representatives present. The Audit Committee also meets with the Company’s independent petroleum engineering firm once a year to review the results of their audit of the Company’s reserves.

Compensation Committee — The Compensation Committee is governed by a charter that has been approved by the Board of Directors. Messrs. Vello A. Kuuskraa, Compensation Committee Chairman, Robert L. Howard, and Kenneth R. Mourton presently serve on this committee. During 2007, the Compensation Committee held six meetings, each of which was attended by all members of the committee. The Compensation Committee is composed entirely of non-employee members of the Board, each of whom is “independent” as defined by NYSE rules as well as under the Company’s independence standards. The Compensation Committee is responsible for establishing officer compensation and discretionary awards under the various incentive plans. The Compensation Committee has engaged Ernst & Young, LLP as its independent compensation consultant to advise it on all compensation matters related to our senior management.

Nominating and Governance Committee — The Nominating and Governance Committee is governed by a charter that has been approved by the Board of Directors. Messrs. Lewis E. Epley, Jr., Nominating and Governance Committee Chairman, Robert L. Howard and Kenneth R. Mourton presently serve on this committee. During 2007, the Nominating and Governance Committee held two meetings, each of which was attended by all members of the committee. The Nominating and Governance Committee is composed entirely of non-employee members of the Board, each of whom is “independent” as defined by NYSE rules as well as under the Company’s independence standards. The Nominating and Governance Committee considers candidates for nomination for Board positions, including qualified candidates recommended by stockholders as discussed above under “Identifying and Evaluating Nominees for Director,” and oversees the Company’s corporate governance matters and practices.

Retirement Committee — The Retirement Committee is governed by a Charter that has been approved by the Board of Directors. Messrs. Charles E. Scharlau, Retirement Committee Chairman, Lewis E. Epley, Jr., and Kenneth R. Mourton presently serve on this committee. During 2007, the Retirement Committee held five meetings, each of which was attended by all members of the committee. The Retirement Committee is responsible for administering the Company’s pension and retirement plans and for recommending retirement policy to the Board of Directors.

Communications to Non-Employee Directors

The Board provides a process for stockholders and other interested persons to send communications to the Presiding Director, the non-employee directors as a group or any of the other directors, including the entire Board. Stockholders and other interested persons may send written communications to the non-employee directors, the Presiding Director or any of the other directors to the Secretary of the Company, Mark K. Boling, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 125, Houston, Texas 77032. The Secretary will review, sort and summarize the communications and forward them to the intended recipient(s) on a periodic basis, but no less frequently than every calendar quarter.

Attendance at Annual Meeting

It is the Company’s policy that nominee directors who are currently directors must attend the Annual Meeting of Stockholders. Each member of the Company’s Board of Directors attended last year’s Annual Meeting of Stockholders.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm of the Company for 2008. PwC has been the independent registered public accounting firm of the Company since its selection, based upon recommendation of the Audit Committee, on June 20, 2002.

Relationship with Independent Registered Public Accounting Firm

The following table presents aggregate fees for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for each of the years ended December 31, 2007 and 2006, and fees billed for other services rendered by PwC during those years.

	2007	2006

Audit Fees(1)	$1,096,000	$806,650
Audit-Related Fees(2)	—	70,200
Tax Fees(3)	12,600	8,750
All Other Fees(4)	2,731	—

Total	$1,111,331	$885,600

(1)	The Audit Fees for the years ended December 31, 2007 and 2006, respectively, were for professional services rendered for the integrated audits of the Company’s internal controls and consolidated financial statements, reviews of the quarterly financial statements, services related to the issuance of comfort letters, consents and assistance with review of documents filed with the SEC. For 2007, the Audit Fees included $255,000 of fees related to the audit of the Company’s subsidiary, Arkansas Western Gas Company (“AWG”), requested by SourceGas LLC, which has agreed to acquire AWG from the Company. SourceGas has agreed to reimburse the Company for such fees.

(2)	The Audit-Related Fees for the year ended December 31, 2006, were for assurance and related services for employee benefit plan audits and consultations concerning financial accounting and reporting standards.

(3)	Tax Fees for the years ended December 31, 2007 and 2006 were for services related to the review of federal and state tax returns.

(4)	All Other Fees for 2007 represent the purchase of software from PwC for internal audit management.

The Audit Committee pre-approves all audit services and non-audit (i.e., audit-related, tax and other) services (including the fees and terms thereof) to be performed by its independent registered public accounting firm, as required by applicable law or listing standards and subject to the terms of the Pre-Approval Policy established by the Audit Committee, the form of which is attached hereto as Exhibit A. The Committee may delegate authority to one or more of its members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of any such member to grant pre-approvals are consistent with the terms of the Pre-Approval Policy and are presented to the full Committee at its next scheduled meeting.

The Committee receives periodic reports from the independent registered public accounting firm as required by the Independence Standards Board (or any successor body) regarding the auditors’ independence, which is not less frequently than annually. The Committee discusses such reports with the auditors, and if so determined by the Committee, takes appropriate action to satisfy itself of the independence of the auditors. The Committee reviews the performance of the Company’s independent registered public accounting firm annually. In doing so, the Committee consults with management and the internal auditor and obtains and reviews a report by the independent registered public accounting firm describing (i) their internal quality-control procedures, (ii) material issues raised by their most recent internal quality-control review, or peer review (if applicable), or by any inquiry or investigation by governmental or professional authorities for the preceding five years, (iii) the response of the independent registered public accounting firm with respect to any such issues, and (iv) all relationships between the independent registered public accounting firm and the Company. The Committee ensures rotation of the audit partners as required by applicable law and listing standards.

The Audit Committee approved all non-audit services for 2007. The Audit Committee also considered whether the provisions of the services by PwC described above under “All Other Fees” are compatible with maintaining the independence of PwC.

Representatives of PwC will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement to stockholders if they so desire. The representatives will also be available to respond to questions from stockholders. There have been no disagreements with the independent registered public accounting firm on accounting and financial disclosure.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2007. The Committee also has discussed with the independent registered public accounting firm for the Company the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as modified or supplemented. The Committee has received and reviewed the written disclosures and the letter from the independent public accountants for the Company required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as modified or supplemented, and has discussed with the independent registered public accounting firm its independence from management and the Company, including consideration of non-audit fees on that firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

KENNETH R. MOURTON, CHAIRMAN
ROBERT L. HOWARD
VELLO A. KUUSKRAA

TRANSACTIONS WITH RELATED PERSONS

During 2007, the Company paid $200,353 for certain legal services to the law firm of Conner & Winters, LLP, of which Charles E. Scharlau, a director and nominee, is of counsel. Greg Scharlau, Mr. Scharlau’s son, is a partner in Conner & Winters, LLP.

On December 12, 2006, the Board of Directors adopted a policy that governs the approval of transactions with related parties, including, among others, officers, directors and their immediate family members. Pursuant to the policy, the Board has determined that the Audit Committee of the Board is best suited to review such transactions. At the first regularly scheduled Audit Committee meeting in each calendar year, management will recommend transactions to be entered into by the Company for that calendar year with related parties, including the proposed aggregate value of such transactions, if applicable. After review, the Audit Committee will approve or disapprove such transactions. At each subsequently scheduled meeting, management will update the Committee as to any material change to those proposed transactions. In the event management recommends any additional transactions subsequent to the first calendar year meeting, such transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Committee; provided that if ratification shall not be forthcoming, management shall cancel or annul such transaction. The engagement by the Company of Conner & Winters, LLP for 2008 has been approved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to report their initial ownership of the common stock and any subsequent changes in that ownership to the SEC and the New York Stock Exchange, and to furnish the Company with a copy of each such report.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, its directors, executive officers and more than ten percent stockholders complied with all applicable Section 16(a) filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following persons were known by the Company to beneficially own more than 5% of the Company’s common stock as of December 31, 2007 based on their filing of a Schedule 13G with the SEC under the Securities Exchange Act of 1934:

		Amount
		and Nature of	Percent
	Name and Address of	Beneficial	of
Title of Class	Beneficial Owner	Ownership(1)	Class

Common Stock	FMR LLC and	11,385,989 (2)	6.681%
	Edward C. Johnson 3d 82 Devonshire Street Boston, Massachusetts 02109

Common Stock	Stephen F. Mandel, Jr.	10,203,244 (3)	6.0%
	Two Greenwich Plaza Greenwich, Connecticut 06830

Common Stock	Morgan Stanley	9,052,075 (4)	5.3%
	1585 Broadway New York, New York 10036

(1)	The amounts shown have not been adjusted to reflect the two-for-one stock split effected on March 25, 2008.

(2)	The Schedule 13G filed by FMR LLC and Mr. Johnson stated the following: (i) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser is the beneficial owner of 8,366,003 shares or 4.909% of the shares. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the Funds each has sole power to dispose of the 8,366,003 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, hold 49% of the voting power of FMR LLC and have entered into a shareholders’ voting agreement, the effect of which is that members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees; (ii) Strategic Advisers, Inc., 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR LLC, as a registered investment adviser, beneficially owns 1,026 shares, or 0.001%, of the shares; (iii) Pyramis Global Advisors, LLC (“PGALLC”), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly- owned subsidiary of FMR LLC, as a registered investment adviser, is the beneficial owner of 254,400 shares or 0.149% of the shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over and sole power to vote or to direct the voting of such shares; (iv) Pyramis Global Advisors Trust Company (“PGATC”), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 (the “1934 Act”), is the beneficial owner of 1,576,300 shares or 0.925% of the shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over such shares and sole power to vote or to direct the voting of 1,408,200 of such shares of Common Stock owned by the institutional accounts managed by PGATC; (v) Fidelity International Limited (“FIL”), Pembroke Hall, 42 Crow

Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, is the beneficial owner of 1,188,260 shares or 0.697%. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the 1934 Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. FIL has sole dispositive power over 1,188,260 shares owned by the International Funds. FIL has sole power to vote or direct the voting of 1,076,590 shares.

(3)	The Schedule 13G filed by Mr. Mandel related to: (i) Lone Spruce, L.P., (“Lone Spruce”), a Delaware limited partnership, which directly owned 145,896 shares; (ii) Lone Balsam, L.P., a Delaware limited partnership (“Lone Balsam”), directly owned 320,155 shares; (iii) Lone Sequoia, L.P., a Delaware limited partnership (“Lone Sequoia”), which directly owned 267,476 shares; (iv) Lone Cascade, L.P., a Delaware limited partnership (“Lone Cascade”), which directly owned 3,185,525 shares; (v) Lone Sierra, L.P., a Delaware limited partnership (“Lone Sierra”), which directly owned 268,012 shares; (vi) Lone Pine Associates LLC, a Delaware limited liability company (“Lone Pine”), with respect to the shares directly owned by Lone Spruce, Lone Balsam and Lone Sequoia; (vii) Lone Pine Members LLC, a Delaware limited liability company (“Lone Pine Members”), with respect to the shares directly owned by Lone Cascade and Lone Sierra; (viii) Lone Pine Capital LLC, a Delaware limited liability company (“Lone Pine Capital”), which serves as investment manager to Lone Cypress, Ltd. (“Lone Cypress”), Lone Kauri, Ltd. (“Lone Kauri”) and Lone Monterey Master Fund, Ltd. (“Lone Monterey Master Fund”), each a Cayman Islands exempted company, with respect to the aggregate 6,016,180 shares directly owned by Lone Cypress, Lone Kauri and Lone Monterey Master Fund; and (ix) Mr. Mandel, with respect to the shares directly owned by each of Lone Spruce, Lone Balsam, Lone Sequoia, Lone Cascade, Lone Sierra, Lone Cypress, Lone Kauri and Lone Monterey Master Fund. Lone Pine, the general partner of Lone Spruce, Lone Sequoia and Lone Balsam, has the power to direct the affairs of Lone Spruce, Lone Sequoia and Lone Balsam, including decisions respecting the disposition of the proceeds from the sale of shares. Lone Pine Members, the general partner of Lone Cascade and Lone Sierra, has the power to direct the affairs of Lone Cascade and Lone Sierra, including decisions respecting the disposition of the proceeds from the sale of shares. Lone Pine Capital, the investment manager of Lone Cypress, Lone Kauri and Lone Monterey Master Fund, has the power to direct the receipt of dividends from or the proceeds of the sale of shares held by Lone Cypress, Lone Kauri and Lone Monterey Master Fund. Mr. Mandel is the Managing Member of each of Lone Pine, Lone Pine Members and Lone Pine Capital and in that capacity directs their operations.

(4)	The Schedule 13G filed by Morgan Stanley indicated that it had sole voting power with respect to 8,860,538 shares, shared voting power with respect to 392 shares and sole dispositive power with respect to 9,052,075 shares.

SHARE OWNERSHIP OF MANAGEMENT, DIRECTORS AND NOMINEES

The following table sets forth information as of March 14, 2008 (as adjusted to reflect the two-for-one stock split effected on March 25, 2008) with respect to the beneficial ownership of the Company’s common stock by each director, nominee and each executive officer named in the Summary Compensation Table, whom we collectively refer to as our Named Executive Officers, or NEOs, and by all directors, nominees and executive officers as a group.

	Amount and Nature of Beneficial Ownership
						Total Number of
	Shares		Shares	Restricted Stock		Shares of
	Owned		Owned	Outstanding	Options	Common		Percent of
Name of Beneficial Owner	Directly		401(k)	(Voting Power)	Exercisable	Stock		Class

Executive Officers:
Harold M. Korell	2,262,234		—	87,340	3,805,634	6,155,208		1.78%
Greg D. Kerley	1,362,028	(1)	24,874	36,810	689,682	2,113,394	(1)	*
Richard F. Lane	495,164	(2)	—	36,810	575,818	1,107,792	(2)	*
Mark K. Boling	381,254		—	22,806	159,446	563,506		*
John D. Thaeler	163,116		27,852	16,536	95,026	302,530		*
Directors and Nominees:
Lewis E. Epley, Jr.	85,811		—	4,630	371,426	461,867		*
Robert L. Howard	143,270		—	4,630	275,426	423,326		*
Vello A. Kuuskraa	40,350		—	4,630	83,426	128,406		*
Kenneth R. Mourton	108,350	(3)	—	4,630	467,426	580,406	(3)	*
Charles E. Scharlau	1,053,342		—	4,630	371,426	1,429,398		*
All directors, nominees and executive officers as a group (16 persons)	6,681,281	(4)	83,115	281,884	7,050,688	14,096,968	(4)	4.04%

*	Less than one percent of class.

(1)	Includes 264,820 shares beneficially owned by Mr. Kerley that have been pledged as security and used as collateral.

(2)	Includes 379,828 shares beneficially owned by Mr. Lane that have been pledged as security and used as collateral.

(3)	Includes 96,000 shares beneficially owned by Mr. Mourton that have been pledged as security and used as collateral.

(4)	Includes the shares beneficially owned by Messrs. Kerley, Lane and Mourton that have been pledged as security and used as collateral.

EQUITY COMPENSATION PLANS

The following table sets forth certain information as of December 31, 2007, all of which have been adjusted to reflect the two-for-one stock split effected on March 25, 2008, concerning outstanding stock options under all of the Company’s equity compensation plans, the weighted average exercise price of the outstanding options and the number of shares available for future issuance under the plans:

	(a)	(b)	(c)
	Number of Shares
	to be Issued Upon	Weighted-Average	Number of Shares
	Exercise of	Exercise Price of	Remaining Available
Plan Category	Outstanding Options	Outstanding Options	for Future Issuance

Equity compensation plans approved by stockholders(1)	8,095,074	$4.99	13,293,522
Equity compensation plans not approved by stockholders(2)	457,800	1.65	—

Total	8,552,874	$4.81	13,293,522

(1)	Consists of the Southwestern Energy Company 1993 Stock Incentive Plan, the Southwestern Energy Company 1993 Stock Incentive Plan for Outside Directors, the Southwestern Energy Company 2000 Stock Incentive Plan, and the Southwestern Energy Company 2004 Stock Incentive Plan. Shares remaining available for issuance may be issued under the Southwestern Energy Company 2004 Stock Incentive Plan, which plan provides for grants and awards in the form of stock options, shares of restricted stock, and restricted stock units.

(2)	Consists of the Southwestern Energy Company 2002 Employee Stock Incentive Plan and equity compensation that was issued to non-executive officers and new employees upon hiring. Grants generally mirrored the 1993 Stock Incentive Plan or the 2000 Stock Incentive Plan, but were issued separate and apart from these plans.

COMPENSATION DISCUSSION AND ANALYSIS

Unless otherwise indicated, all restricted stock and option amounts have not been adjusted to reflect the two-for-one stock split effected on March 25, 2008.

Compensation Philosophy

Our compensation programs are designed and administered with the objectives of attracting, motivating and retaining the experienced and skilled professionals we need to grow our business and create value for our stockholders. The guiding principles of our compensation programs are:

Compensation is related to the value created for stockholders.  We believe that a significant portion of an employee’s compensation should relate to the value created for stockholders and be directly tied to the achievement of financial and non-financial performance goals and objectives and the executive’s contribution to such achievement. When we surpass the targeted objectives, our employees should be paid more, and when we fail to achieve one or more key objectives, incentive compensation will be adjusted accordingly, at the Compensation Committee’s discretion.

Incentive compensation is a substantial part of total compensation for senior management and balances short- and long-term performance.  We believe that the proportion of total compensation that is at risk (i.e. that will vary based on employee, segment, team and Company performance objectives) should increase as the scope and level of the employee’s decision-making responsibilities increase. The design of our incentive compensation program is intended to balance the focus of management on achieving strong annual results while also pursuing significant multi-year growth by achieving aggressive and challenging goals. Participation in the long-term incentive programs increases at higher levels of responsibility to reflect the influence that employees occupying leadership roles have on our business strategy. The equity component of long-term incentive compensation is designed to align management’s interests with those of our stockholders and provides an incentive for achieving our long-term performance objectives.

Compensation levels are not merely competitive but reflect the complexity of our rapidly growing business and the challenges of retaining executive talent in a climate of high demand.  As a rapidly growing mid-sized independent energy company, we strive to retain our executive talent by targeting total executive compensation between the 50th and 75th percentiles of compensation for comparable positions within a select group of peer small- to mid-sized public, independent energy companies, similar to us in terms of the complexity of their operations, that compete with us for executives. Targeted total executive compensation also reflects the maturity of the executive and the value of his or her expertise in the pursuit of our short- and long-term objectives.

Factors Considered in Determining NEO Total Compensation

Each year the Compensation Committee engages an independent executive compensation consulting firm to provide comparative market data of compensation practices and programs based on analysis of peer competitors, which we refer to collectively as “Survey Data,” and the Committee directs our Human Resources department to conduct certain internal compensation analyses. Since 2002, the Compensation Committee has retained Ernst & Young, LLP, or E&Y, as its independent compensation consultant to advise it on all matters related to compensation of our senior management, including our principal executive officer, the Chief Executive Office (“CEO”), our principal financial officer, the Executive Vice President and Chief Financial Officer (“EVP & CFO” or “CFO”), Executive Vice President and President-Exploration & Production (“EVP & President-E&P”), Executive Vice President and General Counsel (“EVP & General Counsel” or “General Counsel”) and the Senior Vice President of our E&P subsidiary, SEECO, Inc., who reports to our EVP & President-E&P (“SVP-SEECO”), who are the executives named in the Summary Compensation Table and referred to collectively as our Named Executive Officers, or NEOs. The analyses performed by us and E&Y include a peer group analysis, an analysis of all components of the NEOs’ compensation, an internal pay equity analysis and, with respect to long-term equity incentives, a wealth accumulation analysis. In addition, the Compensation Committee requires E&Y to provide an objective opinion of the appropriateness of the mix of compensation and the total executive compensation levels relative to our executives’ responsibilities.

At a meeting generally held in early December, which we refer to as the “December Compensation Meeting,” the Compensation Committee reviews the compensation of the Named Executive Officers and other members of our senior management and makes its compensation determinations for the upcoming fiscal performance cycle at that time. The Committee bases its decisions on the Survey Data provided by E&Y as well as its assessment of each executive’s level of experience, tenure, position and responsibilities and the appropriate competitive pressures for his or her expertise and skills within the industry. The Compensation Committee balances the scope of the responsibilities and experience of the executive against the competitive compensation levels. With respect to compensation determinations for the Named Executive Officers other than the CEO, the Compensation Committee also takes into account the recommendations of the CEO based on his evaluation of each individual’s contribution and performance over the past year, strengths, weaknesses, development plans and succession potential. With respect to our SVP-SEECO, our CEO takes into account the recommendations of our EVP & President-E&P based on his evaluation of our SVP-SEECO’s contribution and performance. The Compensation Committee also discusses the CEO’s proposed compensation package for his position with the CEO. Although post-retirement benefits for our Named Executive Officers, with the exception of a Supplemental Retirement Plan and a Non-Qualified Plan (each discussed below under “Pension and Other Retirement Plans”), are provided on the same basis as for other employees and are not taken into consideration in the determination of total compensation, the Compensation Committee also reviews those benefits as well as any perquisites paid to the NEOs at the December Compensation Meeting.

Peer Group Analysis.  We target total compensation for our Named Executive Officers other than our SVP-SEECO between the 50th and 75th percentiles of compensation for a select group of companies that are comparable to us in terms of size, complexity and industry, or the Peer Group. For our SVP-SEECO, we utilize the Survey Data, adjusted to take into account his performance objectives, in order to determine his targeted compensation. The Peer Group is selected by the Compensation Committee with the assistance of E&Y based on a number of factors, including, but not limited to, geographic location and types of operations, total revenues, market capitalization and number of employees. The Peer Group is utilized to benchmark each component of compensation as well as total compensation for our Named Executive Officers, senior management and the Board of Directors and, to the extent applicable, for determinations of awards and performance targets under our compensation plans. The Peer Group utilized for 2007 compensation purposes was determined in December 2006 and was comprised of the following companies: Cabot Oil & Gas Corp., Chesapeake Energy Corp., Cimarex Energy, Denbury Resources, Energen Corp., EOG Resources, Inc., Forest Oil Corporation, Houston Exploration Co., Newfield Exploration Co., Noble Energy, Inc., Pioneer Natural Resources Co., Pogo Producing Company, Range Resources, Inc., St. Mary Land & Exploration Co., Ultra Petroleum Corporation and XTO Energy Inc., collectively, the “2007 Peer Group.” The Peer Group utilized for 2008 was the same as for 2007, with the exception of the deletions of Energen Corp., Houston Exploration Co. (which was acquired by Forest Oil Corporation) and Pogo Producing Company (which was acquired by Plains Exploration & Production Company), and is referred to herein as the “2008 Peer Group.” The Compensation Committee approved the annual base salaries and incentive award levels for the Named Executive Officers for 2007 and 2008 at meetings held on December 11, 2006 and December 13, 2007, respectively. The 2007 actual cash incentive awards for the Named Executive Officers were approved by the Committee on February 27, 2008.

Components of Compensation.  The Compensation Committee reviews tally sheets prepared by our Human Resources Department in order to determine whether the level of total compensation for our CEO’s and the other Named Executive Officers’ compensation is reasonable and not excessive. The tally sheets set forth the aggregate amounts and mix of all components including base salary, annual incentive compensation, long-term incentive compensation, accumulated (realized and unrealized) stock option and restricted stock gains, the value to the executive and cost to the Company of all perquisites and other personal benefits, the earnings and accumulated obligations under the Company’s non-qualified deferred compensation plan, and the actual projected payout obligations under the Company’s supplemental executive retirement plan under several potential severance and change-in-control scenarios.

Internal Pay Equity.  The Compensation Committee monitors the relationship between the compensation of our executives and the compensation of our non-managerial employees. In addition to considering external market conditions and individual factors when establishing total executive compensation levels, the Compensation Committee reviews a ten-year historical comparison of the total compensation levels (including salary, cash bonus, long-term incentives and other items of compensation) within our Company between our CEO, our CFO, and our EVP & President-E&P, and certain lower paid employees.

Accumulated Wealth Analysis.  The Compensation Committee recognizes that past equity grants may have limited ongoing retention value for executives and that retention value is a key attribute of current equity grants. Nonetheless, the Compensation Committee reviews a summary of the future wealth potential of a Named Executive Officer’s prior awards under our stock incentive plans prior to determining long-term equity incentive compensation for that executive. We conduct the analysis utilizing three stock price scenarios to calculate the pre-tax value of the holdings. The Compensation Committee is also provided with summary information regarding each NEO’s stock ownership position and exercise and hold behavior.

Tax Deductibility of Compensation Payments.  Section 162(m) of the Internal Revenue Code could potentially limit our ability to deduct, for federal income tax purposes, certain compensation in excess of $1,000,000 per year paid to individuals named in the summary compensation table. In recent years, the Compensation Committee’s need for flexibility in designing effective compensation plans to meet our objectives and respond quickly to marketplace needs has typically outweighed our need to maximize the deductibility of compensation payments. Although the Compensation Committee will from time to time review the advisability of making changes in compensation plans to reflect changes in government-mandated policies, it will not do so unless it feels that such changes are in our best interests and those of our stockholders.

Total Compensation and Allocation Among Components

We do not have employment agreements with any of the Named Executive Officers and the Compensation Committee of our Board of Directors reviews and determines compensation for the NEOs on an annual basis. The Compensation Committee believes that total compensation for our Named Executive Officers should consist of:

(i) cash compensation in the form of a base salary and a performance-based annual bonus payable under the 1993 Southwestern Energy Company Incentive Compensation Plan (as amended in 1999), the Incentive Plan or ICP, which we collectively refer to as “total cash compensation”;

(ii) equity incentive compensation in the form of option and restricted stock awards under our 2004 Stock Incentive Plan, or the Stock Plan;

(iii) cash incentive compensation under our 2002 Performance Unit Plan (as amended in December 2005), or the PUP Plan, which is designed to compensate our NEOs and employees for achieving our long-term performance objectives;

(iv) retirement, health and welfare benefits; and

(v) perquisites and perquisite allowance payments.

Total compensation for each Named Executive Officer is targeted in the range of the 50th and 75th percentiles of total compensation paid to equally ranked executives in the Peer Group (based on total compensation as set forth in the proxy statements of such companies), with the exception of our SVP-SEECO whose total compensation is targeted based on Survey Data. Total compensation is determined by evaluating the analysis conducted by and recommendations of E&Y, the Committee’s assessment of the executive’s overall performance, the short-term strategic value of his expertise and skills and the extent of his decision-making responsibilities and, to the extent applicable, our CEO’s recommendations. Consistent with our compensation philosophy that incentive compensation should be the substantial part of total compensation for senior management and balance short- and long-term performance, no more than 30% of each executive’s compensation package is salary and the remainder is at risk and contingent upon company and individual performance.

Utilizing the Black-Scholes valuation for stock options, the grant date price for restricted stock (including the tax gross-up discussed below) and the target value of the performance units, the total compensation for 2007 of the Named Executive Officers was as set forth in the Summary Compensation Table. In the case of each of the NEOs, 2007 total compensation was above the target level that could be earned by him based on the Compensation Committee’s targeted compensation for him under the relevant performance objectives. Consistent with the Company’s compensation philosophy, total compensation for each of the NEOs placed them above the median of competitive total compensation for comparable positions in the 2007 Peer Group.

Utilizing the Black-Scholes valuation for stock options, the grant date price for restricted stock (including the tax gross-up) and the target value for performance units, the Compensation Committee established targeted total compensation for 2008 for our SVP-SEECO based on applicable Survey Data and for each of the other NEOs near the 75th percentile of competitive total compensation for comparably ranked positions in the 2008 Peer Group as follows:

2008
Targeted Total
Compensation

CEO	$4,580,400
EVP & CFO	$2,479,285
EVP & President-E&P	$2,479,285
EVP & General Counsel	$1,645,436
SVP-SEECO	$1,134,958

Total Cash Compensation

Total cash compensation for each Named Executive Officer is targeted in the range of the 50th and 75th percentiles of total cash compensation paid to the comparable executives in the Peer Group and determined by evaluating the analysis conducted by and recommendations of E&Y, the Committee’s assessment of the executive’s overall performance, the short-term strategic value of his expertise and skills and the extent of his decision-making responsibilities and, to the extent applicable, our CEO’s recommendations.

Base Salary.  In establishing the base salaries for our Named Executive Officers, the Compensation Committee examines the Peer Group analysis prepared by E&Y in order to determine whether base pay, together with total compensation, is competitive with compensation offered by those peer companies. In addition to the Peer Group analysis and Survey Data, base salaries are determined based upon consideration of each executive’s performance, responsibilities, qualifications, experience and skills. The Compensation Committee recognizes that changes in base salary affect other elements of compensation including: (i) awards under the Incentive Compensation Plan, (ii) pension benefits, (iii) company matching portions of 401(k) and non-qualified plan contributions, and (iv) life insurance and disability benefits. As such, adjustments to base salary are only made after consideration of the impact to the executive’s entire package.

At the December Compensation Meeting in 2006, the Compensation Committee increased the 2007 salaries of our Named Executive Officers as shown in the Summary Compensation Table after consideration of a number of factors, including, but not limited to the results of the analysis conducted by E&Y with respect to the base salary paid at the 50th and 75th percentiles to comparable positions of the 2007 Peer Group, the objective recommendations of E&Y based on Survey Data, the Committee’s assessment of the executive’s overall performance, the short-term strategic value of his expertise and skills to us and the extent of his decision-making responsibilities as well as our

CEO’s recommendations. Utilizing the same decision-making criteria, at the December Compensation Meeting in 2007, the Compensation Committee established the 2008 base salaries for our Named Executive Officers as follows:

2008
Base Salary

CEO	$675,000
EVP & CFO	$420,000
EVP & President-E&P	$420,000
EVP & General Counsel	$350,000
SVP-SEECO	$280,000

Incentive Plan.  Our Incentive Compensation Plan is designed to encourage the achievement of annual (short-term) performance goals by our executives and managers. These goals are designed to increase stockholder value, are determined at the beginning of each annual performance cycle and may be based on (1) production targets, (2) a defined reserve replacement ratio, (3) targeted PVI (which we define as present value added for each dollar of capital invested) on a project or aggregate basis, (4) a targeted return on equity, (5) goals for production, expenses and reserve additions, (6) an adequate financial return in our utility segment while maximizing utility throughput, and (7) operational goals in our midstream services business segment. The applicability of each of these criteria in determining awards to any particular executive depends on the Compensation Committee’s assessment of the responsibilities of that executive. The Committee has selected these criteria because they are important indicators of increased shareholder value. The Company sets aggressive performance targets for these criteria and therefore does not publicly disclose the specific objectives. Disclosing specific objectives would provide competitors and other third parties with insights into the Company’s planning process and would therefore cause competitive harm.

Although awards under the ICP may be made in cash, restricted shares of common stock, or a combination of cash and restricted shares of common stock, for the last ten years, the Compensation Committee has determined that all awards under the Incentive Plan would be made in cash. Determinations of the target award levels for each fiscal year are made at the December Compensation Meeting prior to the beginning of the fiscal year in order to coincide with our budget process and the culmination of the performance review process. The performance goals under the Incentive Compensation Plan for each fiscal performance cycle are determined at a meeting held in February of that fiscal year-end (the “February Compensation Meeting”) once the assessment as to whether the performance objectives have been attained for the prior fiscal performance cycle have been made by the Compensation Committee. The bonus opportunities under the Incentive Compensation Plan vary based on each executive officer’s level of responsibility. A portion of each incentive award is an organizational performance award that is based upon the achievement of the corporate performance objectives pre-established for that executive.

During 2007, the corporate performance objectives for our CEO, CFO and General Counsel related to (1) production, (2) reserve replacement, (3) PVI and (4) return on equity versus a targeted level. These factors were weighted 27.5%, 27.5%, 30% and 15%, respectively, with a proportionate award opportunity for each performance goal that is met at the pre-established levels. For our EVP & President-E&P, 75% of his performance objectives specifically related to our E&P business and included (1) production, (2) reserve replacement, (3) PVI and (4) controlling expenses (operating and maintenance, or O&M, and direct general and administrative, or G&A, expenses per Mcf), which were weighted 30%, 30%, 30% and 10%, respectively, while the remaining 25% is based upon the overall corporate goals as discussed above for our CEO, CFO and General Counsel. For our SVP-SEECO, his performance goals for 2007 specifically related to the performance of Arkoma Basin operations, including the operations relating to our Fayetteville Shale project and were: (1) PVI, (2) production, (3) reserve additions, (4) controlling expenses (O&M and direct G&A expenses per Mcf), (5) dry hole cost ratio and (6) our overall E&P results, which were weighted 25%, 20%, 20%, 10%, 5% and 20%, respectively.

Each participant in the Incentive Compensation Plan is assigned minimum, target and maximum total award levels that are expressed as a percentage of his or her base salary. The target total award is typically benchmarked at the median for cash incentive bonuses of the Peer Group based on the relevant positions, except in the cases of our CFO and our EVP & President-E&P, who are each benchmarked against the average of the second and third highest paid executives of the Peer Group. The minimum target award typically represents one-half of that target while the maximum typically represents one and one-half times that target and assumes attainment of maximum performance objectives and the maximum discretionary amount.

If the actual level achieved for a specified corporate performance objective is not at least equal to the predetermined minimum level, then the proportionate amount of the award represented by that performance measure will not be paid. The remaining portion of each award is discretionary based on a subjective evaluation of the executive’s individual performance by the Compensation Committee. Due to the discretionary component, the total award at the minimum level can also reach the target level. Additionally, the Committee may also issue special awards outside of the ICP based upon an executive’s performance during the year that could result in a total bonus award above the maximum percentage. Minimum, target and maximum award levels are also subject to adjustment based on internal pay equity considerations among the Named Executive Officer group and the particular value of an individual Named Executive Officer to us.

At the December Compensation Meeting in 2006, the Compensation Committee established the following minimum, target and maximum incentive award levels for the organizational, discretionary and total annual incentives for 2007 related to the attainment of corporate performance objectives for the Named Executive Officers:

2007 Annual Incentive Compensation Bonus Percentages

	Organizational Performance			Discretionary			Total
	Min.	Target	Max.	Min.	Target	Max.	Min.	Target	Max.
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

CEO	45.0	90.0	170.0	105.0	60.0	55.0	150.0	150.0	225.0
EVP & CFO	33.0	66.0	125.0	77.0	44.0	40.0	110.0	110.0	165.0
EVP & President-E&P	33.0	66.0	125.0	77.0	44.0	40.0	110.0	110.0	165.0
EVP & General Counsel	30.0	60.0	110.0	70.0	40.0	40.0	100.0	100.0	150.0
SVP-SEECO	22.5	45.0	85.0	52.5	30.0	27.5	75.0	75.0	112.5

At the February Meeting in 2008, the Compensation Committee awarded our Named Executive Officers the following bonuses under the ICP based on the achievement of the applicable performance measures and the exercise of discretion by the Compensation Committee as well as certain other bonuses outside of the ICP:

	ICP		ICP	Supplemental
	Performance	Discretionary	Total	Awards	Total

CEO	$649,770	$320,230	$970,000	$80,000	$1,050,000
EVP & CFO	$290,661	$142,339	$433,000	$7,000	$440,000
EVP & President-E&P	$276,938	$143,062	$420,000	$20,000	$440,000
EVP & General Counsel	$230,101	$118,899	$349,000	$1,000	$350,000
SVP-SEECO	$116,833	$71,167	$188,000	$2,000	$190,000

In 2007, with respect to the ICP performance measures for our CEO, EVP & CFO and General Counsel and the overall corporate results component of the performance measures for our EVP & President-E&P, (i) production was between the minimum and targeted performance objectives, (ii) PVI and reserve replacement were above the targeted performance objectives but below the maximum, and (iii) return on equity was above the maximum performance objective. For our EVP & President-E&P and SVP-SEECO, with respect to the E&P performance measures and overall E&P results, respectively, (i) production was above the minimum level but below target and (ii) PVI, the components of controlling expenses and reserve replacement were above the target levels but below the maximum levels. For our SVP-SEECO, with respect to (x) the Arkoma Basin performance measures, (i) PVI, production, the O&M & direct G&A components of controlling expenses and the dry hole cost ratio were at the maximum levels and (ii) reserve additions was below the minimum level, and (y) the Fayetteville Shale performance objectives, (i) PVI was at the maximum level, (ii) the O&M & direct G&A components of controlling expenses was above target but below the maximum level, (iii) production was above the minimum level but below target and (iv) both reserve additions and the dry hole cost ratio were below minimum levels. The amounts set forth in the table under “ICP Performance” reflect the amounts earned by the NEOs based on the achievement of the 2007 performance objectives.

In making its determination with respect to discretionary awards under and outside of the Incentive Compensation Plan, the Compensation Committee considered management’s accomplishments for the year, which included further building the mid-stream gas distribution and marketing entity and significantly strengthening the geological, engineering and operations capability for aggressively developing the Fayetteville Shale project. Based on the Compensation Committee’s recognition of the significant and successful efforts of management in building a solid foundation for the future growth and profitability of the Company and in achieving record levels of production, reserves and cashflow, the Compensation Committee evaluated the ICP calculations based on organizational performance and provided appropriate discretionary and supplemental awards to each of the NEOs as set forth below. Combined, the ICP awards and supplemental awards were less than the maximum award levels under the ICP for the Named Executive Officers.

At the December Compensation Meeting in 2007, the Compensation Committee established the following minimum, target and maximum incentive award levels for the organizational, discretionary and total annual incentives for 2008 related to the attainment of corporate performance objectives for the Named Executive Officers:

2008 Annual Incentive Compensation Bonus Percentages

	Organizational Performance			Discretionary			Total
	Min.	Target	Max.	Min.	Target	Max.	Min.	Target	Max.
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
CEO	52.5	105.0	195.0	122.5	70.0	67.5	175.0	175.0	262.5
EVP & CFO	39.0	78.0	145.0	91.0	52.0	50.0	130.0	130.0	195.0
EVP & President-E&P	39.0	78.0	145.0	91.0	52.0	50.0	130.0	130.0	195.0
EVP & General Counsel	37.5	75.0	140.0	87.5	50.0	47.5	125.0	125.0	187.5
SVP-SEECO	30.0	60.0	110.0	70.0	40.0	40.0	100.0	100.0	150.0

Long-Term Incentives

The long-term incentives for the Named Executive Officers are awarded pursuant to two plans: (1) a stock incentive plan, our 2004 Stock Incentive Plan, or the Stock Plan, and (2) a goal driven plan, the Southwestern Energy Company 2002 Performance Unit Plan, or the Performance Unit Plan. Our long-term incentive program is designed to provide incentives for key employees to focus on the long-term strategic goals of our business and to attract and retain key employees through share ownership. In order to achieve these objectives, long-term incentives for each fiscal year are awarded at the December Compensation Meeting prior to the commencement of the fiscal year. The total long-term incentive compensation for the Named Executive Officers is typically compared to information provided regarding total long-term incentive compensation at the 50th and 75th percentiles in the Peer Group based on the relevant positions, except in the case of (i) each of our CFO and our EVP & President-E&P, who are compared to the average of the second and third highest paid executives of the Peer Group at those percentiles and (ii) our SVP-SEECO, whose long-term incentives are established based on the Survey Data. It is the Compensation Committee’s practice to determine the overall dollar amount of the long-term incentives and then make the allocations among the three award types: restricted stock, stock options and performance units. Based upon discussions with E&Y, long-term incentive compensation for the Named Executive Officers is allocated approximately on a one-third basis between restricted stock, stock options and performance units, with variations attributable to the valuation of the options using the Black Scholes model and the restricted stock component (including the related tax gross-up) being based on the grant date stock price.

Stock Plan.  Under the Stock Plan, the Compensation Committee may grant options to purchase common stock and award shares of restricted stock, restricted stock units and stock appreciation rights, each in such amounts as determined by the Compensation Committee. The Stock Plan also allows the Compensation Committee to award cash bonuses (a “tax gross-up”) when a participant elects to recognize income for federal or state income tax purposes with respect to awards of restricted stock or restricted stock units at the grant date. It is the Compensation Committee’s practice to only award tax gross-ups as part of the total value of any restricted stock or restricted stock unit award. The Compensation Committee believes that stock options and other equity-based compensation align the interests of executives and other managers with those of our stockholders because the value of such compensation is directly related to appreciation of our stock price. We have not adopted any stock ownership requirements for our executives because the Compensation Committee, after reviewing current stock ownership levels and the selling history of the Named Executive Officers, believes that equity incentives have been effective in keeping the interests of management and the stockholders aligned. We have, however, implemented a policy that prohibits all employees, including the Named Executive Officers, their spouses and members of their household, from hedging the economic risk of ownership of our stock. Specifically, short selling and buying or selling puts, calls or options in respect of our securities are prohibited under our Business Conduct Guidelines. Our Business Conduct Guidelines also prohibit employees, including the NEOs, from engaging in transactions involving our securities when they are in possession of material, non-public information about us or during certain designated “black-out” periods. It is our policy not to issue stock options during earnings related “black-out” periods but it is our practice to issue options during such periods to newly hired employees and at the December Compensation Meeting whether or not employees may be in possession of material, non-public information.

The determinations of equity incentive awards are made at the December Compensation Meeting prior to the beginning of the fiscal year in order to coincide with the culmination of our performance review process and the establishment of the other components of compensation for the upcoming fiscal year. At the December Compensation Meetings in 2006 and 2007, the Compensation Committee granted stock options and shares of restricted stock (including related tax-gross-ups) under the Stock Plan for fiscal years 2007 and 2008, respectively. All stock options given to the Named Executive Officers in 2006 and 2007 had an exercise price based on the “fair market value” (as defined in the Stock Plan) of our common stock on the date prior to the applicable date of grant, had terms of seven years commencing from the grant date and vest over a period of three years from the grant date. All shares of restricted stock given to the Named Executive Officers for fiscal years 2007 and 2008 vest over a four-year period from the date of grant, with the exception of a special award granted to Mr. Thaeler in 2007 which vests over a period of two years. All restricted stock grants were accompanied by tax gross-ups. The stock options and restricted stock awards are forfeited upon termination of employment other than a change in control (discussed more fully below), or a termination of employment due to death, disability or retirement at age 65 with at least five (5) years of service with us.

Performance Unit Plan.  Our Performance Unit Plan is used to provide long-term cash incentives for our executives and certain employees. The Performance Unit Plan is designed to insure that our long-term strategy is competitive with our peers and that our executives are rewarded with cash for actual long-term performance and not just stock price appreciation. The Plan also complements the equity-based compensation awarded under the Stock Plan by providing additional awards for enhancing our long-term value and mitigating the effect of stockholder dilution. The determinations of performance unit awards are made at the December Compensation Meeting prior to the beginning of the fiscal year in order to coincide with the culmination of our performance review process and the establishment of the other components of compensation for the upcoming fiscal year. Because the Performance Unit Plan is tied to operating performance success metrics over a three-year period, it also provides a supplementary long-term retention component. Actual payout occurs more than three years after the awards are given and is determined by the attainment of certain threshold, target, and maximum performance objectives, which pay $500 per unit at the threshold level, $1,000 per unit at the target level and $2,000 per unit at the maximum level, at the end of the three-year period. Performance objectives are calculated weighing three-year total stockholder return versus the Peer Group at the time of the award and a performance measure known as a “reserve replacement efficiency ratio” (determined by dividing pre-tax operating cash flow by finding and development costs) versus the target and the Peer Group at the time of the award. The assessment as to whether the performance objectives have been attained for the performance units awarded in any given fiscal year are made by the Compensation Committee when the Peer Group results are finalized, approximately three years following the year in which the award was made. At the December Compensation Meetings in 2006 and 2007, the Compensation Committee granted performance units to the Named Executive Officers for fiscal years 2007 and 2008, respectively. In March 2008, the Compensation Committee calculated the amounts payable to the NEOs under performance units relating to the three-year period ended December 31, 2007 and authorized the payment of the following amounts: $1,734,000 for our CEO; $700,000 for our CFO; $700,000 for our EVP & President-E&P; $340,000 for our EVP & General Counsel; and $170,000 for our SVP-SEECO.

Total Long-Term Incentives.  At the December Compensation Meeting in 2006, the Compensation Committee awarded total long term incentive compensation to our Named Executive Officers for 2007, (utilizing the Black-Scholes valuation for stock options, the grant date price for restricted stock and the target value of the performance units) as follows:

	2007 Total Long-Term Incentives
		Restricted
	Options	Stock(1)	PUPs	Total

CEO	$1,088,990	$1,087,947	$900,000	$3,076,937
EVP & CFO	$390,073	$373,742	$350,000	$1,113,815
EVP & President-E&P	$390,073	$373,742	$350,000	$1,113,815
EVP & General Counsel	$297,062	$284,787	$267,000	$848,849
SVP-SEECO	$211,728	$202,870	$190,000	$604,598

(1)	Includes amount of related gross-up.

In addition to the amounts set forth in the table, at the February Meeting in 2007, our SVP-SEECO received a special award of restricted stock and a related tax gross-up with a total combined value of $206,179.

At the December Compensation Meeting in 2007, the Compensation Committee awarded total long term incentive compensation to our Named Executive Officers for 2008, (utilizing the Black-Scholes valuation for stock options, the grant date price for restricted stock and the target value of the performance units) as follows:

	2008 Total Long-Term Incentives
		Restricted
	Options	Stock(1)	PUPs	Total

CEO	$883,111	$941,039	$900,000	$2,724,150
EVP & CFO	$490,642	$522,643	$500,000	$1,513,285
EVP & President-E&P	$490,642	$522,643	$500,000	$1,513,285
EVP & General Counsel	$277,971	$295,965	$284,000	$857,936
SVP-SEECO	$186,507	$198,451	$190,000	$574,958

(1)	Includes amount of related gross-up.

Health, Welfare and Retirement Benefits

We have competitive health, welfare and retirement programs for our eligible employees. Our Named Executive Officers generally are eligible for the benefit programs on the same basis as all other employees. Our health and welfare programs include medical, pharmacy, dental, life insurance and disability. We also offer a charitable gift matching program. Coverage under the life insurance and disability programs provide higher benefit amounts for our Named Executive Officers due to their higher base salaries. Our executives have disability coverage that applies if they are unable to perform in their own occupation while disability coverage for all other employees applies only if they are unable to perform any occupation. In addition, monthly disability benefits for our officers are capped at $16,000, as opposed to $7,500 for all other employees.

We offer retirement programs that are intended to supplement our employees’ social security benefits and personal savings. The programs include:

•	the Southwestern Energy Company 401(k) Savings Plan, or the 401(k) Plan;

•	a defined benefit plan, or the Pension Plan;

•	a supplemental retirement plan, or the SERP; and

•	a non-qualified deferred compensation plan, or the Non-Qualified Plan.

All employees are generally eligible for the 401(k) Plan and the Pension Plan and the Named Executive Officers participate in those plans on the same basis as other employees. The 401(k) Plan allows a participant to elect to contribute a percentage of their eligible compensation, generally salary and wages, to an investment trust. Employee contributions are matched by us 100% for the first 3% of the employee’s eligible compensation and 50% for the next 3% and such matching contributions immediately vest. The 401(k) plan provides a number of different investment options, including our common stock, for which a participant has sole discretion in determining the allocation of their and our contributions among the investment options.

The Internal Revenue Code, or the Code, limits both the amount of compensation that may be used for purposes of calculating a participant’s benefit under our Pension Plan and the maximum annual benefit payable to a participant under the Pension Plan. For the 2007 plan year, (i) a participant’s compensation in excess of $225,000 is disregarded for purposes of determining average compensation and (ii) the maximum annual Pension Plan benefit permitted under the Code was $180,000. Until December 31, 1997, our Pension Plan had benefits payable based upon average final compensation and years of service. Effective January 1, 1998, we amended our Pension Plan to become a “cash balance” plan on a prospective basis. A cash balance plan provides benefits based upon a fixed percentage of an employee’s annual compensation. Eligible officers and employees who were participants in the Pension Plan as of January 1, 1998 are entitled to annual benefits payable upon retirement based upon years of service through December 31, 1997 and average compensation during the five years of highest pay in the last ten years of service before termination.

Under the cash balance provisions of our Pension Plan, each participant has, for recordkeeping purposes only, a hypothetical account to which credits are allocated annually based upon a percentage of the participant’s base salary. The applicable percentage is equal to 6% plus an additional percentage for participants in the Pension Plan as of January 1, 1998. The additional percentage is based upon a participant’s age, and is designed to approximate any lost benefits due to the change to a cash balance plan. The additional percentage is equal to 6.3% for our CEO and 3.7% for our CFO, who were both participants in the plan as of January 1, 1998. All employee balances in the cash balance account also earn a fixed rate of interest that is credited annually. The interest rate for a particular year is the annual rate of interest of the 30-year treasury securities for November of the prior year with a minimum of 6%. Interest is credited as long as the participant’s balance remains in the Pension Plan. Additional information about the Pension Plan is provided below following the Pension Plan Table.

The SERP allows certain employees at the level of vice president and above to continue to earn pension benefits for retirement once they reach the limits imposed by the Internal Revenue Service. The SERP provides benefits equal to the amount that would be payable under the Pension Plan in the absence of certain limitations of the Code, less the amount actually paid under the Pension Plan. In the event of a “change in control” as defined under “Severance and Other Change in Control Benefits,” the benefits of a Named Executive Officer under the SERP would be determined as if the participant had credit for three additional years of service. The credit of three additional years of service is designed to ensure that the pension benefits in the event of a change in control are consistent with the other change in control arrangements between us and the NEOs. An executive’s benefits under the SERP do not vest until the executive has completed five years of service with us and the credit of the additional three years may be utilized to satisfy this requirement. At retirement or termination of employment, the vested amount credited to a participant is payable to the participant in the form of a lump sum or in lifetime monthly payments. The remuneration covered by the Pension Plan includes wages and salaries but excludes incentive awards, bonuses, and fees. Additional information about the SERP is provided below following the Pension Plan Table.

Our Named Executive Officers and other highly compensated employees are also eligible to participate in the Non-Qualified Plan, which allows any participant to defer income and receive a match on the same basis as the 401(k) Plan, subject to the same total cap as for all employees. In addition, participants can defer all or a portion of their annual incentive payments until termination of employment under the Non-Qualified Plan. The Non-Qualified Plan is not funded and participants are our general creditors. All amounts deferred in the Non-Qualified Plan increase or decrease based on the investment results of the executive’s requested investment alternatives, and executives do not earn or accrue above-market or preferential earnings on their accounts. Plan distributions after employment ends are paid out of our funds rather than from a dedicated investment portfolio.

Perquisites, Allowances and Other Benefits

The type and amount of perquisites for our NEOs is reviewed and approved by the Compensation Committee as part of its compensation decision-making. In 2007, the primary perquisites for our Named Executive Officers at or above the level of executive vice president (or the president level if the position is held at the subsidiary level) are the payment of dues for one social club designated by us, a $7,380 annual car allowance, estate and financial planning expenses for each NEO up to $18,500 per year (except in the case of our SVP-SEECO who receives reimbursement of up to $10,000 per year), a medical reimbursement plan that covers all out-of-pocket expenses and an annual complete personal physical exam. We pay the fees for one local social club to provide our executives with a forum for business entertainment and for appropriate interaction with members of the business community. We reimburse our NEOs for expenses incurred with respect to estate and financial planning because we believe the utilization of experts will reduce the amount of time our executives will have to devote to those matters while also maximizing the net value of the compensation we provide.

We permit our NEOs and members of senior management to use our corporate aircraft for business-associated personal use on limited occasions. This use typically consists of permitting family members to accompany the executive when traveling for business and is limited to situations where the presence of the family member will not conflict with the business purpose of the travel. We also may permit personal use of the aircraft in very limited situations where, absent such use, the executive’s work obligations create a significant and inappropriate imposition on personal plans or obligations. The cost to us of this benefit, if used by a Named Executive Officer, is reflected in “All Other Compensation” in the Summary Compensation Table.

Finally, we have also entered into indemnity agreements with our senior management, including the NEOs, and certain key employees where we have agreed to indemnify them against all liabilities and losses incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or other matter involving them in their capacity as our officer, employee, trustee or agent (including a fiduciary) and to pay any amount which they are legally obligated to pay because of any claim or claims made against them because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement committed by them or occurring while they are acting in such capacity. Under the indemnity agreements, we have agreed to advance reasonable expenses subject to an undertaking that such advances will promptly be reimbursed if the employee is found not to have been entitled to indemnification. Subject to certain exceptions, for a period of time following termination of service (but in no event longer than four (4) years), we have also agreed to maintain the existing directors’ and officers’ insurance policies covering our executives for so long as they shall continue to serve as our director, officer, employee, trustee or agent (including a fiduciary) or as a director, officer, employee, trustee or agent (including a fiduciary) of any subsidiary (or shall continue at our request to serve as a director, officer, employee, trustee or agent (including a fiduciary) of another corporation, partnership, joint venture, trust or other enterprise).

Severance and Other Change in Control Benefits

We believe that our senior management and other key employees are the primary reason for our success and that it is important to protect them in the event they are terminated or elect in certain circumstances to leave us following a change in control. Therefore, we have entered into severance agreements with each of our Named Executive Officers that entitles them to receive a payment if within three years after a “change in control,” (i) the executive’s employment is terminated without “cause” or (ii) they voluntarily terminate employment with us for “good reason.” “Cause,” when used in connection with the termination of an executive’s employment, means (a) a willful and continued failure by the executive substantially to perform his duties and obligations to us (other than any such failure resulting from his disability) that continues after we have given notice thereof or (b) the willful engaging in misconduct which is materially injurious to us. For purposes of this definition, no act, or failure to act, on an executive’s part shall be considered “willful” unless done, or omitted to be done, by the executive in bad faith and without reasonable belief that his action or omission was in our best interests. “Good reason” includes (i) a reduction in the executive’s employment status or responsibilities, (ii) a reduction in the executive’s base salary, (iii) a change in the executive’s principal work location of more than 40 miles, and (iv) certain adverse changes in our incentive or other benefit plans.

The severance agreements do not provide severance benefits outside the context of a change in control. The severance payment for (i) our SVP-SEECO is equal to the product of 2.0 and the sum of base salary plus the maximum bonus opportunity available to him under the Incentive Compensation Plan and (ii) each of the other Named Executive Officers is equal to the product of 2.99 and the sum of base salary as of the executive’s termination date plus the maximum bonus opportunity available to the executive under the Incentive Compensation Plan, and we have agreed to reimburse our Named Executive Officers for any taxes imposed as a result of the change in control benefits under the so-called “parachute” tax imposed by Section 280G of the Code. In addition, each executive will be entitled to continued participation in certain health and welfare benefits and perquisites from the date of the termination of employment until the earliest of (a) the expiration of three years, (b) death, or (c) the date he is afforded a comparable benefit at comparable cost by a subsequent employer. As previously discussed under “Health, Welfare and Retirement Benefits” and “Perquisites, Allowances and Other Benefits,” each officer will also be credited with three additional years of service for pension benefit purposes upon a “change in control” and will continue to have coverage under our Directors’ and Officers’ insurance policies for a period of up to four years.

Our various long-term incentive plans and option agreements provide that all outstanding stock options and all rights become exercisable immediately upon a “change in control.” The plans and other option agreements also provide that all performance units and shares of restricted stock which have not previously vested or been cancelled or forfeited shall vest immediately upon a “change in control.” Our Incentive Compensation Plan also provides that upon a participant’s termination of employment under certain conditions on or after a “change in control” all determined but unpaid incentive awards shall be paid immediately, and any undetermined awards shall be determined and paid based on projected performance factors calculated in accordance with the plan.

For purposes of the severance agreements and our plans, a “change in control” includes (i) the acquisition by any person (other than, in certain cases, one of our employees) of 20% or more of our voting securities, (ii) approval by our stockholders of an agreement to merge or consolidate us with another corporation (other than certain corporations controlled by or under common control with us), (iii) certain changes in the composition of our Board of Directors, (iv) any change in control which would be required to be reported to the stockholders of the Company in a proxy statement and (v) a determination by a majority of the Board of Directors that there has been a “change in control” or that there will be a “change in control” upon the occurrence of certain specified events and such events occur.

The estimated amounts that would have been paid to our Named Executive Officers if the change in control payments described above had been triggered as of December 31, 2007 is disclosed under “Executive Compensation — Potential Payouts Upon Change in Control and Termination.”

Recoupment Policy Relating to Unearned Incentive Compensation

If the Board, or an appropriate committee thereof, has determined that any fraud, negligence, or intentional misconduct by a Named Executive Officer and certain other officers was a significant contributing factor to us having to restate all or a portion of our financial statement(s), the Board or committee shall take, in its discretion, such action as it deems necessary to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud, negligence, or intentional misconduct. The Board will, to the extent permitted by applicable law, in all appropriate cases, require reimbursement of any bonus or incentive compensation paid to the officer after January 1, 2007, cause the cancellation of restricted or deferred stock awards and outstanding stock options, and seek reimbursement of any gains realized on the exercise of stock options attributable to such awards, if and to the extent that (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) the officer engaged in any fraud or misconduct that caused or contributed to the need for the restatement, and (c) the amount of the bonus or incentive compensation that would have been awarded to the officer had the financial results been properly reported would have been materially lower than the amount actually awarded. In addition, the Board may dismiss the officer, authorize legal action, or take such other action to enforce the officer’s obligations to us as it may deem appropriate in view of all the facts surrounding the particular case.

Board Process

The Compensation Committee has reviewed the aggregate amounts and mix of all components of the CEO’s and the other Named Executive Officers’ compensation, including base salary, annual incentive compensation, long-term incentive compensation, accumulated (realized and unrealized) stock option and restricted stock gains, the value to the executive and cost to the Company of all perquisites and other personal benefits, the earnings and accumulated obligations under the Company’s non-qualified deferred compensation plan, and the actual projected payout obligations under the Company’s supplemental executive retirement plan under several potential severance and change-in-control scenarios. A tally sheet setting forth all the above components was prepared and reviewed affixing dollar amounts under the various payout scenarios for the CEO and the other Named Executive Officers.

Based on the review process set out above, the Compensation Committee finds the CEO’s and other Named Executive Officers’ total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive.

EXECUTIVE COMPENSATION

The following table contains information with respect to executive compensation paid or set aside by the Company for services in all capacities of the CEO, CFO, and the next three highest paid executive officers of the Company and its subsidiaries during 2007.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)(2)	($)(3)	($)(3)	($)(4)	($)(5)	($)(6)	($)

Harold M. Korell	2007	550,000	400,230	645,702	887,980	2,383,770	107,981	423,021	5,398,684
President, Chief Executive	2006	500,000	772,375	531,091	783,937	1,553,625	93,039	483,842	4,717,909
Officer and Chairman of the Board
Greg D. Kerley	2007	335,000	149,339	239,282	327,522	990,661	66,374	255,151	2,363,329
Executive Vice President	2006	310,000	311,340	236,512	349,707	788,660	41,011	205,635	2,242,865
and Chief Financial Officer
Richard F. Lane	2007	335,000	163,062	239,282	327,522	976,938	29,336	248,282	2,319,422
Executive Vice President, Southwestern	2006	310,000	296,772	237,243	349,707	803,228	26,284	179,457	2,202,691
Energy Company and President, SEECO, Inc., and Southwestern Energy Production Company(1)
Mark K. Boling	2007	297,000	119,899	145,595	210,936	570,101	22,724	152,242	1,518,497
Executive Vice President	2006	275,000	204,349	127,722	207,093	390,651	20,185	153,818	1,378,818
and General Counsel
John D. Thaeler	2007	240,000	73,167	130,037	123,711	286,833	19,815	148,112	1,021,675
Senior Vice President,	2006	228,000	340,600	53,225	75,033	164,400	18,023	196,849	1,076,130
SEECO, Inc.(1)

(1)	Southwestern Energy Production Company and SEECO, Inc. are wholly-owned subsidiaries of the Company.

(2)	The amounts stated in this column constitute the discretionary portion of the annual incentive cash awards made to each Named Executive Officer under the Incentive Compensation Plan based on the Compensation Committee’s evaluation of each officer’s performance. The portion of each bonus based upon performance criteria is included under column heading “Non-Equity Incentive Plan Compensation.” Additional details about the annual incentive awards are provided under the heading “Compensation Discussion and Analysis — Total Compensation and Allocation Among Components — Total Cash Compensation — Incentive Plan.”

(3)	The amounts relate to restricted stock and options awarded to each Named Executive Officer pursuant to the Stock Plan, as described in more detail under the heading “Compensation Discussion and Analysis — Total Compensation and Allocation Among Components — Long-Term Incentives — Stock Plan” and predecessor plans as detailed under “Equity Compensation Plans.” The dollar amounts stated for the restricted stock and options reflect the expense recognized for financial statement reporting purposes for the year ended December 31, 2007, in accordance with SFAS 123(R) and thus includes amounts from awards granted in and prior to 2007. The assumptions utilized in the calculation of these amounts are set forth in Footnote 10 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year-ended December 31, 2007. Additional information regarding restricted stock and option awards made in 2007 can be found below in the table entitled “Grants of Plan-Based Awards.”

(4)	The amounts stated in this column represent, (a) the portion of the annual incentive compensation bonus based upon performance measures as discussed above, and (b) the total estimated payout earned during 2007 on the performance units awarded to each NEO in 2004 pursuant to the Performance Unit Plan. The PUP Plan is described in more detail under the heading “Compensation Discussion and Analysis — Total Compensation and Allocation Among Components — Long-Term Incentives — Performance Unit Plan.”

(5)	The amounts stated in this column represent the aggregate increase in actuarial value for each NEO for the period from December 31, 2006 through December 31, 2007 under both the Pension Plan and the SERP. As discussed in the “Pension Benefits” table below, executives do not earn or accrue above-market or preferential earnings on their accounts under the Non-Qualified Plan. The Pension Plan, the SERP and the Non-Qualified Plan are described in more detail under the heading “Compensation Discussion and Analysis — Total Compensation and Allocation Among Components — Health, Welfare and Retirement Benefits.”

(6)	The amounts stated in this column include Company matching funds for the 401(k) and Non-Qualified Plans, life insurance premiums, car allowance, tax gross-up payments relating to restricted stock received in 2007 and moving and relocation expenses. The amounts also include supplemental medical payments, executive physical, financial and estate planning, club membership fees, personal and spousal travel, and other perquisites received in 2007, none of which individually exceeded $25,000. The following table provides additional detail regarding the amounts in this column:

Incremental Cost of All Other Compensation Provided
to Named Executive Officers in 2007

	401(k) and			Tax Gross	Moving
	Nonqualified	Life	Car	Up	and
	Matching	Insurance	Allowance	Payments	Relocation	All Other	Total
Name	($)	($)	($)	($)	($)	Items	($)

Harold M. Korell	24,750	2,301	7,380	343,079	—	45,511	423,021
Greg D. Kerley	15,075	1,402	7,380	190,503	—	40,791	255,151
Richard F. Lane	15,075	1,402	7,380	190,503	—	33,922	248,282
Mark K. Boling	13,365	1,244	7,380	107,879	—	22,374	152,242
John D. Thaeler	10,800	1,005	7,380	72,336	37,784	18,807	148,112

Grants of Plan-Based Awards

(a)	(b)		(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)	(k)	(l)	(m)
											All Other	All Other
											Stock	Option		Grant Date
											Awards:	Awards:	Exercise or	Fair Value
			Estimated Future Payouts Under Non-Equity					Estimated Future Payouts Under			Number of	Number of	Base Price	of Stock
			Incentive Plan Awards					Equity Incentive Plan Awards			Shares of	Securities	of Option	and Option
	Grant		Threshold	Target	Maximum	Units		Threshold	Target	Maximum	Stock or	Underlying	Awards	Awards
Name	Date(1)		($)	($)	($)	(#)		(#)	(#)	(#)	Units	Options	($/sh)(2)	($)(3)

Harold M. Korell	—		450,000	900,000	1,800,000	900	(4)	—	—	—	—	—	—	—
	12/13/2007	(5)	—	—	—	—		—	—	—	11,000	—	—	597,960
	12/13/2007	(6)	—	—	—	—		—	—	—	—	39,490	54.36	883,111
	—	(7)	1,181,250	1,181,250	1,771,875	—		—	—	—	—	—	—	—
Greg D. Kerley	—		250,000	500,000	1,000,000	500	(4)	—	—	—	—	—	—	—
	12/13/2007	(5)	—	—	—	—		—	—	—	6,110	—	—	332,140
	12/13/2007	(6)	—	—	—	—		—	—	—	—	21,940	54.36	490,642
	—	(7)	546,000	546,000	819,000	—		—	—	—	—	—	—	—
Richard F. Lane	—		250,000	500,000	1,000,000	500	(4)	—	—	—	—	—	—	—
	12/13/2007	(5)	—	—	—	—		—	—	—	6,110	—	—	332,140
	12/13/2007	(6)	—	—	—	—		—	—	—	—	21,940	54.36	490,642
	—	(7)	546,000	546,000	819,000	—		—	—	—	—	—	—	—
Mark K. Boling	—		142,000	284,000	568,000	284	(4)	—	—	—	—	—	—	—
	12/13/2007	(5)	—	—	—	—		—	—	—	3,460	—	—	188,086
	12/13/2007	(6)	—	—	—	—		—	—	—	—	12,430	54.36	277,971
	—	(7)	437,500	437,500	656,250	—		—	—	—	—	—	—	—
John D. Thaeler	—		95,000	190,000	380,000	190	(4)	—	—	—	—	—	—	—
	12/13/2007	(5)	—	—	—	—		—	—	—	2,320	—	—	126,115
	12/13/2007	(6)	—	—	—	—		—	—	—	—	8,340	54.36	186,507
	—	(7)	280,000	280,000	420,000	—		—	—	—	—	—	—	—
	2/26/2007	(8)	—	—	—	—		—	—	—	3,300	—	—	133,221

(1)	As discussed in more detail below and (a) as discussed above under “Compensation Discussion and Analysis — Total Compensation and Allocation Among Components — Long-Term Incentives,” on December 13, 2007, the Compensation Committee granted each NEO long-term incentives which were split between restricted stock, options, and performance units; and, (b) as discussed above under “Compensation Discussion and Analysis — Total Compensation and Allocation Among Components — Total Cash Compensation — Incentive Plan,” short-term cash incentives through the Incentive Compensation Plan.

(2)	All stock options granted in 2007 have an exercise price based on the “Fair Market Value” of the Company’s common stock on the date of grant. The “Fair Market Value,” as defined in the Stock Plan, is “the closing sales price on the immediately preceding business day of a share of common stock as reported on the principal securities exchange on which shares of common stock are then listed or admitted to trading.” The exercise or base prices reflected in this table do not reflect the adjusted prices as a result of the two-for-one stock split effected by the Company on March 25, 2008.

(3)	The dollar value stated for the restricted stock and options reflect the number of shares granted in 2007 multiplied by the fair market value in accordance with SFAS 123(R). The assumptions utilized in the calculation of these amounts are set forth in Footnote 10 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year-ended December 31, 2007.

(4)	The performance units were issued under the PUP Plan. Each performance unit has a threshold ($500/unit), target ($1,000/unit), and maximum ($2,000/unit) payout amount based on the attainment of certain performance objectives. The performance units awarded in 2007 will vest ratably over a period of three years from the date of grant, and payout occurs at the end of the three-year period.

(5)	The amounts reflect the number of shares of restricted stock granted to each NEO under the Stock Plan. The shares of restricted stock vest ratably over a period of four years from the date of grant, or immediately upon death, disability, normal retirement, or a “change in control.”

(6)	The stock options were granted under the Stock Plan. All options vest and become exercisable ratably over three years beginning one year from the date of grant or immediately upon death, disability, normal retirement or a “change in control.” Options expire seven years from the date of grant, but may expire earlier upon termination of employment.

(7)	Pursuant to the Incentive Compensation Plan, the Compensation Committee determined the annual target bonus level on each NEO for the 2008 fiscal year on December 13, 2007. The incentive bonus awards are paid annually based on the attainment of corporate organization performance measures and the performance of the NEO, and are calculated as a percentage amount of each NEO’s annual salary. The incentive bonus awards are discussed in further detail under the heading “Compensation Discussion and Analysis — Total Compensation and Allocation Among Components — Total Cash Compensation — Incentive Plan.”

(8)	The amount reflects the number of shares of restricted stock granted to said NEO under the Stock Plan. The special award was granted based on the performance of the Fayetteville Shale Project and vests ratably over a period of two years from the date of grant, or immediately upon death, disability, normal retirement, or a “change in control.”

Outstanding Equity Awards at Fiscal Year-End

The aggregate number of option awards and stock awards outstanding at fiscal year-end 2007 for each Named Executive Officer is set out in the table below:

(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
	Option Awards						Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
				Equity						Plan	Market or
				Incentive Plan						Awards:	Payout
				Awards:						Number of	Value of
	Number of	Number of		Number of			Number of		Market	Unearned	Unearned
	Securities	Securities		Securities			Shares or		Value of	Shares, Units	Shares, Units
	Underlying	Underlying		Underlying			Units of		Shares or	or Other	or Other
	Unexercised	Unexercised		Unexercised	Option		Stock That		Units of	Rights That	Rights That
	Options	Options		Unearned	Exercise	Option	Have Not		Stock That	Have Not	Have Not
	(#)(1)	(#)(1)		Options	Price	Expiration	Vested		Have Not	Vested	Vested
Name	Exercisable	Unexercisable		(#)(1)	($)(1)	Date	(#)(1)		Vested ($)(2)	(#)	($)

Harold M. Korell	292,334	—		—	1.50	12/16/2009	—		—	—	—
	746,220	—		—	1.86	12/14/2010	—		—	—	—
	93,507	—		—	2.41	12/20/2011	—		—	—	—
	345,096	—		—	2.87	12/11/2012	—		—	—	—
	225,799	—		—	5.29	12/10/2013	—		—	—	—
	146,920	—		—	12.45	12/9/2011	11,340	(3)	631,865	—	—
	40,640	20,320	(4)	—	35.49	12/8/2012	8,580	(5)	478,078	—	—
	20,333	40,667	(6)	—	40.67	12/11/2013	12,750	(7)	710,430	—	—
	—	39,490	(8)	—	54.36	12/13/2014	11,000	(9)	612,920	—	—
Greg D. Kerley	77,992	—		—	1.86	12/14/2010	—		—	—	—
	76,040	—		—	2.87	12/11/2012	—		—	—	—
	108,359	—		—	5.29	12/10/2013	—		—	—	—
	59,360	—		—	12.45	12/9/2011	4,580	(3)	255,198	—	—
	15,807	7,903	(4)	—	35.49	12/8/2012	3,335	(5)	185,826	—	—
	7,283	14,567	(6)	—	40.67	12/11/2013	4,380	(7)	244,054	—	—
	—	21,940	(8)	—	54.36	12/13/2014	6,110	(9)	340,449	—	—
Richard F. Lane	59,012	—		—	1.86	12/14/2010	—		—	—	—
	25,000	—		—	2.41	12/20/2011	—		—	—	—
	48,778	—		—	2.87	12/11/2012	—		—	—	—
	82,561	—		—	5.29	12/10/2013	—		—	—	—
	49,468	—		—	12.45	12/9/2011	4,580	(3)	255,198	—	—
	15,807	7,903	(4)	—	35.49	12/8/2012	3,335	(5)	185,826	—	—
	7,283	14,567	(6)	—	40.67	12/11/2013	4,380	(7)	244,054	—	—
	—	21,940	(8)	—	54.36	12/13/2014	6,110	(9)	340,449	—	—
Mark K. Boling	3,162	—		—	2.87	12/11/2012	—		—	—	—
	40,504	—		—	5.29	12/10/2013	—		—	—	—
	19,224	—		—	12.45	12/9/2011	2,220	(3)	123,698	—	—
	11,287	5,643	(4)	—	35.49	12/8/2012	2,385	(5)	132,892	—	—
	5,546	11,094	(6)	—	40.67	12/11/2013	3,338	(7)	185,993	—	—
	—	12,430	(8)	—	54.36	12/13/2014	3,460	(9)	192,791	—	—
John D. Thaeler	4,800	—		—	2.27	10/11/2009	—		—	—	—
	19,000	—		—	2.87	12/11/2012	—		—	—	—
	25,320	—		—	5.29	12/10/2013	—		—	—	—
	9,600	—		—	12.45	12/9/2011	1,110	(3)	61,849	—	—
	3,840	1,920	(4)	—	35.49	12/8/2012	810	(5)	45,133	—	—
	3,953	7,907	(6)	—	40.67	12/11/2013	2,378	(7)	132,502	—	—
	—	8,340	(8)	—	54.36	12/13/2014	2,320	(9)	129,270	—	—
	—	—		—	—	—	3,300	(10)	183,876	—	—

(1)	The amounts stated in this table reflect the balances as of December 31, 2007 and were adjusted following fiscal year-end to reflect the two-for-one stock split effected by the Company on March 25, 2008.

(2)	The market value of the unvested shares was calculated using the New York Stock Exchange closing stock price on December 31, 2007, of $55.72 per share.

(3)	Restricted stock granted on December 9, 2004 under the Stock Plan vests at the rate of 25% per year, with a remaining vesting date of 12/9/2008.

(4)	Stock options granted on December 8, 2005 under the Stock Plan vest and become exercisable at the rate of 33 1/3% per year, with a remaining vesting date of 12/8/2008, or immediately upon death, disability, normal retirement or a “change in control.”

(5)	Restricted stock granted on December 8, 2005 under the Stock Plan vests at the rate of 25% per year, with remaining vesting dates of 12/8/2008, and 12/8/2009, or immediately upon death, disability, normal retirement or a “change in control.”

(6)	Stock options granted on December 11, 2006 under the Stock Plan vest and become exercisable at the rate of 33 1/3% per year, with vesting dates of 12/11/2008, and 12/11/2009, or immediately upon death, disability, normal retirement or a “change in control.”

(7)	Restricted stock granted on December 11, 2006 under the Stock Plan vests at the rate of 25% per year, with vesting dates of 12/11/2008, 12/11/2009, and 12/11/2010, or immediately upon death, disability, normal retirement or a “change in control.”

(8)	Stock options granted on December 13, 2007 under the Stock Plan vest and become exercisable at the rate of 33 1/3% per year, with vesting dates of 12/13/2008, 12/13/2009, and 12/13/2010, or immediately upon death, disability, normal retirement or a “change in control.”

(9)	Restricted stock granted on December 13, 2007 under the Stock Plan vests at the rate of 25% per year, with vesting dates of 12/13/2008, 12/13/2009, 12/13/2010, and 12/13/2011, or immediately upon death, disability, normal retirement or a “change in control.”

(10)	Restricted stock granted on February 26, 2007 under the Stock Plan vests at the rate of 50% per year, with vesting dates of 2/26/2008, and 2/26/2009, or immediately upon death, disability, normal retirement or a “change in control.”

Option Exercises and Stock Vested

The following table sets forth the stock options exercised and the number of shares of restricted stock that vested during 2007 and the realized value thereon with respect to each Named Executive Officer:

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)(1)	($)(2)	(#)	($)(3)

Harold M. Korell	118,924	5,455,005	42,870	2,308,870
Greg D. Kerley	—	—	19,668	1,058,966
Richard F. Lane	361,333	15,017,035	19,668	1,058,966
Mark K. Boling	40,000	1,775,698	10,165	547,178
John D. Thaeler	76,600	3,504,679	4,687	252,057

(1)	Includes the following number of shares which were exercised and held by each NEO: 18,924 shares, Mr. Korell; 65,500 shares, Mr. Lane; 10,000 shares, Mr. Boling; and 7,600, Mr. Thaeler.

(2)	Reflects the difference between the market value of the shares at the exercise date and the option exercise price multiplied by the number of shares acquired on exercise, regardless of whether the shares were held.

(2)	The aggregate dollar value realized upon vesting of restricted stock based upon the closing price of the stock on the vesting date.

Pension Benefits

As noted above in “Health, Welfare and Retirement Benefits” in Compensation Discussion and Analysis, the Company sponsors the Southwestern Energy Company Pension Plan (the “Pension Plan”) and the Southwestern Energy Supplemental Retirement Plan (the “SERP”). The purpose of the Pension Plan is to provide participants with benefits when they separate from employment through termination, retirement, death or disability. The purpose of the SERP is to provide employees with the pension benefits they would have received if the Pension Plan were not subject to certain IRS limitations. Executives do not earn or accrue above-market or preferential earnings on their accounts.

Benefits under the Pension Plan and SERP are earned based upon (a) 1.5% of the compensation earned multiplied by the number of years of credit service, frozen as of January 1, 1998, and (b) an additional monthly benefit equal to the amount provided by the cash balance provision of the Pension Plan as discussed in “Health, Welfare and Retirement Benefits.” Employees are required to complete at least 1,000 hours of service per year and are vested in the Pension Plan and SERP after five years. Participants in the SERP will receive credit for three additional years of service upon a change in control.

For purposes of determining benefits under the Pension Plan and the SERP, the employee’s base salary or wages are utilized. No bonus payments or other forms of compensation are factored in when determining benefits. Early retirement is available for employees who attain age 55 and have completed five years of service. However, since the accumulated benefits in the table above can be paid via a lump sum, the practical effect is that any employee who completes five years of service may leave the Company and take their pension benefit in a lump sum.

The following table sets forth the pension benefits for each of the Named Executive Officers as of December 31, 2007:

(a)	(b)	(c)	(d)	(e)
		Number of	Present
		Years	Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

Harold M. Korell	Pension Plan	11	351,718	—
	Supplemental Retirement Plan	11	397,394	—
Greg D. Kerley	Pension Plan	18	382,426	—
	Supplemental Retirement Plan	18	132,786	—
Richard F. Lane	Pension Plan	10	148,514	—
	Supplemental Retirement Plan	10	35,801	—
Mark K. Boling	Pension Plan	6	87,507	—
	Supplemental Retirement Plan	6	17,865	—
John D. Thaeler	Pension Plan	8	109,204	—
	Supplemental Retirement Plan	8	1,358	—

(1)	The change in the actuarial present value of the NEO’s accumulated benefit from the prior year is included in Column “h” of the “Summary Compensation Table” and calculated utilizing a discount rate of 6.00% and the 1994 Group Annuity Monthly Tables.

Non-Qualified Deferred Compensation

As noted above in “Health, Welfare and Retirement Benefits” in Compensation Discussion and Analysis, the Southwestern Energy Company Non-Qualified Retirement Plan (the “Non-Qualified Plan”) was established to allow eligible employees to defer income and receive a match on the same basis as the 401(k) Plan. Participants in the Non-Qualified Plan may defer all or a portion of their annual salary or annual incentive payments. The Non-Qualified Plan is not considered to be a “funded” plan under IRS rules, and as such, the participants are deemed to be general creditors of the Company.

Investment selections are requested by the participants and generally mirror the investment choices and timing of any investment changes as in the 401(k) Plan. No above-market or preferential earnings are paid on any of the balances. Withdrawals may only be made upon the participant’s termination, retirement, death or disability.

The following table sets forth information regarding the contributions, earnings and withdrawals/distributions during 2007 and the balance at year-end 2007 under the Non-Qualified Plan for each of the Named Executive Officers:

(a)	(b)	(c)	(d)	(e)	(f)
	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance at Last
	Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions	Fiscal Year-End
Name	($)	($)(1)	($)	($)	($)

Harold M. Korell	76,396	14,438	586,173	—	3,047,672
Greg D. Kerley	6,679	4,903	537,071	—	1,471,147
Richard F. Lane	106,679	4,903	294,312	—	1,633,614
Mark K. Boling	84,015	3,199	17,513	—	323,291
John D. Thaeler	61,870	653	582,042	—	1,669,490

(1)	Amount included in Column “i” of the “Summary Compensation Table.”

Potential Payouts Upon Change in Control and Termination

The following table sets forth the change in control payments that would have been made to our Named Executive Officers based on a hypothetical termination date of December 31, 2007:

	Total Potential Change-in-Control Payments
	Mr. Korell	Mr. Kerley	Mr. Lane	Mr. Boling	Mr. Thaeler

Base Salary	$1,644,500	$1,001,650	$1,001,650	$888,030	$480,000
ICP Bonus(1)	3,875,355	1,730,562	1,744,281	1,398,944	603,167
Health & Welfare Benefits	59,403	83,997	64,956	82,665	50,790
Additional Retirement Benefits	202,181	97,821	60,112	53,295	43,110
Perquisites	109,080	84,960	84,894	86,058	78,747

Subtotal	5,890,519	2,998,990	2,955,893	2,508,992	1,255,814
Fair market value of accelerated compensation	6,210,105	2,633,869	2,633,869	1,734,365	1,186,782
Tax gross-up	—	—	—	1,128,551	640,455

TOTAL	$12,100,624	$5,632,859	$5,589,762	$5,371,908	$3,083,051

(1)	Includes the current year discretionary portion of the ICP target bonus plus the portion of the ICP payable in the event the payment provisions of the Severance Agreement are triggered.

As discussed above in “Severance and Other Change in Control Benefits,” the Company has severance agreements in place with the NEO’s that provide severance benefits in the event of a change in control. The table above is based upon a change in control and the employee is terminated for “cause” or voluntarily leaves for “good reason” (a “double trigger”) as of the last day of 2007. The base salary and ICP bonus are calculated based on (i) for our SVP-SEECO, the product of 2.0 and the sum of base salary as of the termination date plus the maximum bonus opportunity available to him under the Incentive Compensation Plan and (ii) for each of the other Named Executive Officers, the product of 2.99 and the sum of base salary as of the executive’s termination date plus the maximum bonus opportunity under the Incentive Compensation Plan. The health and welfare benefits, additional retirement benefits and perquisites, are assumed to continue for three years as provided in the severance agreement and are calculated using 2007 amounts. The calculation of the fair market value of accelerated equity compensation utilizes the Company’s stock price as December 31, 2007 for stock options and restricted stock, and includes the unpaid performance units at their target level. The tax gross-up amount is an estimate of what would be reimbursed to the NEO for the so-called “parachute” tax of Section 280G of the Internal Revenue Code. The provisions of Section 280G of the Internal Revenue Code are complex and the resulting tax is heavily fact-dependent. Proper tax planning may be available to reduce or eliminate the amounts owed in the event of a “change in control.”

OUTSIDE DIRECTOR COMPENSATION

On April 27, 2006, the Board of Directors approved the fees to be paid to each director who is not an employee of the Company based upon the recommendation of E&Y, the Compensation Committee’s independent compensation consultant. The fees include an annual retainer fee of $50,000; an Audit Committee Chairman annual retainer of $10,000; an annual retainer fee for the Chairman of each of the Compensation Committee and the Nominating and Governance Committee of $6,000; an annual retainer fee for the Chairman of the Retirement Committee of $2,000; an annual retainer fee for the Presiding Director of $6,000; a fee of $1,200 for each Board, Compensation Committee, Nominating and Governance Committee, and Retirement Committee meeting attended; a fee of $1,250 for each Audit Committee attended; and a fee of $500 for each telephonic meeting. On December 13, 2007, the Board of Directors approved an increase in the annual retainer for the Chairman of the Retirement Committee to $6,000. During 2007, the Board of Directors held eight meetings, two of which were telephonic; the Audit Committee held six meetings, one of which was telephonic; the Compensation Committee held six meetings, two of which were telephonic; the Retirement Committee held five meetings; and the Nominating and Governance Committee held two meetings. Our non-employee directors received the following amounts:

Fees Earned or Paid in Cash to Outside Directors in 2007

					Nominating
		Presiding			and		SWN
	Annual	Director	Audit	Compensation	Governance	Retirement	Board
	Retainer	Fee	Committee	Committee	Committee	Committee	Meetings	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)

Lewis E. Epley, Jr.	50,000	—	—	—	8,400 (1)	6,000	8,200	72,600
Robert L. Howard	50,000	6,000	6,750	5,800	2,400	—	8,200	79,150
Vello A. Kuuskraa	50,000	—	6,750	11,800 (2)	—	—	8,200	76,750
Kenneth R. Mourton	50,000	—	16,750 (3)	5,800	2,400	6,000	8,200	89,150
Charles E. Scharlau	50,000	—	—	—	—	8,000 (4)	8,200	66,200

(1)	Includes $6,000 annual retainer fee paid to Mr. Epley as Chairman of the Nominating and Governance Committee.

(2)	Includes $6,000 annual retainer fee paid to Mr. Kuuskraa as Chairman of the Compensation Committee.

(3)	Includes $10,000 annual retainer fee paid to Mr. Mourton as Chairman of the Audit Committee.

(4)	Includes $2,000 annual retainer fee paid to Mr. Scharlau as Chairman of the Retirement Committee.

Directors received total compensation as indicated in the table below for fiscal year 2007, including long-term incentive compensation in the form of restricted stock and stock options:

Total Outside Director Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)(2)	($)	($)	($)(3)	($)

Lewis E. Epley, Jr.	72,600	50,085	103,423	—	—	36,004	262,112
Robert L. Howard	79,150	50,085	103,423	—	—	25,943	258,601
Vello A. Kuuskraa	76,750	42,289	95,565	—	—	30,219	244,823
Kenneth R. Mourton	89,150	22,206	67,736	—	—	28,448	207,540
Charles E. Scharlau	66,200	50,085	103,423	—	—	42,321	262,029

(1)	Included in this column are an annual retainer fee, lead director fee, committee chairman fees, committee meeting fees, and regular Board meeting fees. Additional details regarding these payments can be found in the table above entitled “Fees Earned or Paid in Cash to Outside Directors in 2007.”

(2)	The dollar amounts stated for the restricted stock and options reflect the expense recognized for financial statement reporting purposes for the year ended December 31, 2007, in accordance with SFAS 123(R) and thus may include amounts from awards granted in and prior to 2007. The assumptions utilized in the calculation of these amounts are set forth in Footnote 10 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year-ended December 31, 2007.

(3)	The amounts indicated in this column include director and spouse travel expenses and tax gross-up payments relating to restricted stock received in 2007 by all outside directors, health insurance provided by the Company for Messrs. Epley, Mourton, and Scharlau, and the use of an office, computer and telephone provided to Mr. Scharlau.

The total annual compensation (i.e. total cash compensation plus long-term incentive compensation) paid to each outside director in 2007 was based upon total compensation received by outside directors in the 2007 Peer Group as determined by the independent compensation consultants and was above the 65th percentile (“Baseline Compensation”). The amount of the long-term incentive compensation payable each year is equal to the difference between (i) Baseline Compensation and (ii) the total cash payable to outside directors for such year. The value of the total long-term incentive compensation payable in 2007 was allocated 50% to stock option awards and 50% to restricted stock awards, with the number of options and shares awarded being determined by reference to the market value of the Company’s stock on the date of the award. Each director serving as of December 13, 2007 was granted 800 shares of restricted stock and options to purchase 3,000 shares of the Company’s common stock at an exercise price of $54.36 per share. The shares will vest at the rate of 25% on the anniversary of the grant date over a period of four years, except in the cases of Messrs. Epley, Howard and Scharlau, whose shares are subject to immediate full vesting if they should elect to retire from the Board of Directors. All of the restricted stock grants will immediately fully vest upon a “change in control” or the death or disability of a director. The stock options will vest at the rate of 33 1/3% on the anniversary of the grant date over a period of three years, except in the cases of Messrs. Epley, Howard and Scharlau, whose shares are subject to immediate full vesting if they should elect to retire from the Board of Directors. All of the option grants will immediately fully vest upon a “change in control” or the death or disability of a director.

Outstanding Equity Awards at Fiscal Year-End

The aggregate number of option awards and stock awards outstanding at fiscal year-end 2007 for each director is set out in the table below:

	Number of Securities	Number of Securities	Number of Shares or
	Underlying	Underlying	Units of Stock that
	Unexercised Options	Unexercised Options	Have Not Vested
Name	Exercisable (#)(1)	Unexercisable (#)(1)	(#)(1)

Lewis E. Epley, Jr.	185,713	5,917	2,315
Robert L. Howard	185,713	5,917	2,315
Vello A. Kuuskraa	41,713	5,917	2,315
Kenneth R. Mourton	233,713	5,917	2,315
Charles E. Scharlau	185,713	5,917	2,315

(1)	The amounts stated in this table reflect the balances as of December 31, 2007, and were adjusted following the end of the fiscal year to reflect the two-for-one stock split effected by the Company on March 25, 2008.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and this Proxy Statement.

Members of the Compensation Committee

VELLO A. KUUSKRAA, CHAIRMAN
ROBERT L. HOWARD
KENNETH R. MOURTON

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during 2007 are named above under the caption “Compensation Committee Report,” each of whom is a non-employee director. During 2007, there was no interlocking relationship between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company.

PROPOSALS FOR 2009 ANNUAL MEETING

Stockholder proposals intended to be presented for possible inclusion in the Company’s proxy materials for the 2009 Annual Meeting of Stockholders must be received by the Company at its principal offices not later than November 24, 2008. Any stockholder submitting a proposal intended to be brought before the 2009 Annual Meeting who has not sought inclusion of the proposal in the Company’s proxy materials must provide written notice of such proposal to the Secretary of the Company at the Company’s principal executive offices not less than 50, nor more than 75, days prior to the called meeting date. If less than 45 days’ notice of the Annual Meeting is given, written notice of any such proposal must be received no later than the close of business on the 15th day following the day on which notice of the Annual Meeting date was mailed. The Company’s by-laws require that notices of stockholder proposals contain certain information about any proposal and the proposing stockholder. A copy of the relevant by-law provisions may be obtained by contacting Mark K. Boling, Secretary, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 125, Houston, Texas 77032, (281) 618-4700.

CONFIDENTIAL VOTING

The Company has a confidential voting policy to protect our stockholders’ voting privacy. Under this policy, all proxies, ballots and other voting materials or compilations (collectively, “Voting Records”) that identify specific holders of record or beneficially of any class of stock of the Company, entitled to vote at any annual or special meeting and the manner in which such holders voted shall be kept permanently confidential and shall not be disclosed to any entity or person, including the directors, officers, employees or stockholders of the Company except (i) to allow the tabulator of the vote to tabulate and certify the vote, (ii) to comply with federal or state law, including the order of any court, department or agency having jurisdiction over the Company, and to assert or defend claims for or against the Company, (iii) in connection with a contested proxy solicitation; (iv) in the event a stockholder has made a written comment on a proxy card or ballot, or (v) if a stockholder expressly requests disclosure of his or her vote. Proxy cards shall be returned in envelopes addressed to the tabulator of the vote. Notwithstanding the foregoing, the tabulator of the vote may report to the Company the aggregate number of shares voted with respect to any matter and whether (but not how) a stockholder has voted and shall report to the Company any written comments on any Voting Records, including the names and addresses of the stockholders making the comments. Any party receiving or tabulating the Voting Records and any person serving as an inspector of elections shall be given a copy of the policy and shall sign a statement acknowledging receipt of the policy and the obligation to comply with it. The policy does not operate to impair free and voluntary communication between the Company and its stockholders, including the disclosure by stockholders of the nature of their votes.

OTHER BUSINESS

While the Notice of Annual Meeting of Stockholders calls for transaction of such other business as may properly come before the meeting, the Company’s management has no knowledge of any matters to be presented for action by stockholders at the meeting other than as set forth in this Proxy Statement. If any other business should come before the meeting, the persons named in the proxy have discretionary authority to vote in accordance with their best judgment. Stockholders may bring additional proposals before the meeting provided written notice of any such proposal is received at the Company’s principal executive offices no later than the close of business on April 11, 2008. The Company’s by-laws require that this notice must contain certain information about any proposal and the proposing stockholder. A copy of the relevant by-law provisions may be obtained by contacting Mark K. Boling, Secretary, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 125, Houston, Texas 77032, (281) 618-4700.

Any stockholder who has not received a copy of the Company’s Annual Report and Form 10-K may obtain a copy free of charge by contacting Mark K. Boling, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 125, Houston, Texas 77032.

By Order of the Board of Directors

MARK K. BOLING
Executive Vice President,
General Counsel & Secretary

Dated: March 28, 2008

EXHIBIT A

AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

I.	Statement of Principles

The Audit Committee of the Board of Directors (the “Audit Committee”) is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Company. The Securities and Exchange Commission (the “SEC”) has issued rules specifying the types of services that an independent auditor may not provide to its audit client, as well as the audit committee’s administration of the engagement of the independent auditor. Accordingly, the Audit Committee has adopted, and the Board of Directors has ratified, this Audit and Non-Audit Services Pre-Approval Policy (the “Policy”), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditor may be pre-approved. As set forth in this Policy, unless a type of service has received the pre-approval of the Audit Committee as set forth in the appendices to this Policy, it will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor.

In making its pre-approval determinations, the Audit Committee will consider whether the applicable services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative.

The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services and the total amount of fees for certain permissible non-audit services classified as All Other services.

The appendices to this Policy describe the Audit, Audit-related, Tax and All Other services that have the pre-approval of the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee may add or subtract to the list of pre-approved services from time to time, based on subsequent determinations.

The purpose of this Policy is to set forth the procedures by which the Audit Committee intends to fulfill its responsibilities. It does not delegate the Audit Committee’s responsibilities to pre-approve services performed by the independent auditor to management.

The independent auditor has reviewed this Policy and believes that implementation of the policy will not adversely affect the auditor’s independence.

II.	Delegation

As provided in the SEC’s rules, the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

III.  Audit Services

Although the fee levels for the annual Audit services engagement are included as items 1 and 2 on Appendix A to this Policy, the actual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee as set forth in an engagement letter executed by the chairman of the Audit Committee and the independent auditor. Audit services shall include the annual financial statement audit (including required quarterly reviews) and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements and on the Company’s internal controls for financial reporting, and may include subsidiary audits and equity investment audits. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly reviews. The Audit Committee will monitor the Audit services engagement as necessary, but no less than on a quarterly basis, and will also approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval to other Audit services, which are those services that only the independent auditor reasonably can provide. Other Audit services may include statutory audits or financial audits for subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

The Audit Committee has pre-approved the Audit services identified as items 3, 4 and 5 on Appendix A. All other Audit services not listed on Appendix A must be separately pre-approved by the Audit Committee.

IV.	Audit-related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor. Because the Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence, the Audit Committee may grant pre-approval to Audit-related services. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

The Audit Committee has pre-approved the Audit-related services on Appendix B. All other Audit-related services not listed on Appendix B must be separately pre-approved by the Audit Committee.

V.	Tax Services

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence, and the SEC has stated that the independent auditor may provide such services. Therefore, the Audit Committee believes it may grant pre-approval to those Tax services that have historically been provided by the auditor, that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC’s rules on auditor independence. The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee will consult with the Controller or outside counsel to determine that the tax planning and reporting positions are consistent with this policy.

Pursuant to the preceding paragraph, the Audit Committee has pre-approved the Tax services on Appendix C. All Tax services involving large and complex transactions not listed on Appendix C must be separately pre-approved by the Audit Committee, including: tax services proposed to be provided by the independent auditor to any executive officer or director of the Company, in his or her individual capacity, where such services are paid for by the Company.

VI.	All Other Services

The Audit Committee believes, based on the SEC’s rules prohibiting the independent auditor from providing specific non-audit services, that other types of non-audit services are permitted. Accordingly, the Audit Committee believes it may grant pre-approval to those permissible non-audit services classified as “All Other” services that it believes are routine and recurring services, would not impair the independence of the auditor and are consistent with the SEC’s rules on auditor independence.

The Audit Committee has not yet pre-approved any services in the “All Other” category. At such time (if ever) that the Audit Committee elects to pre-approve any such services by the independent auditor, the same shall be described on Appendix D. Permissible “All Other” services not listed on Appendix D must be separately pre-approved by the Audit Committee.

A list of the SEC’s prohibited non-audit services is attached to this policy as Exhibit 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII.  Pre-Approval Fee Levels or Budgeted Amounts

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels or amounts by more than ten percent (10%) will require specific pre-approval by the Audit Committee. The pre-approved fee levels set forth in the Appendices to this Policy do not include out-of-pocket expenses incurred by the independent auditor.

The Audit Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services, and the total amount of fees for services classified as All Other services.

VIII.  Procedures

All requests or applications for services to be provided by the independent auditor that do not require separate approval by the Audit Committee will be submitted to the Company’s Controller and must include a detailed description of the services to be rendered. The Controller will determine whether such services are included within the list of services that have received the pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

The Audit Committee has designated the internal auditor to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this Policy. The internal auditor will report to the Audit Committee on a periodic basis on the results of its monitoring. Both the internal auditor and management will immediately report to the chairman of the Audit Committee any breach of this Policy that comes to the attention of the internal auditor or any member of management.

The Audit Committee will also review the internal auditor’s annual internal audit plan to determine that the plan provides for the monitoring of the independent auditor’s services.

IX.	Additional Requirements

The Audit Committee has determined to take additional measures on an annual basis to meet its responsibility to oversee the work of the independent auditor and to assure the auditor’s independence from the Company, such as reviewing a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1, and discussing with the independent auditor its methods and procedures for ensuring independence.

APPENDIX A

Pre-Approved Audit Services for the Audit of December 31, 2007
Financial Statements and Other Audit Services for Fiscal Year 2008

Dated: October 30, 2007

Service	Range of Fees

1. Audit of the Company’s consolidated financial statements and attestation report on internal controls for the year ended December 31, 2007	$625,000
2. Interim reviews of the Company’s quarterly financial statements for each of the three quarters ended March 31, 2008, June 30, 2008 and September 30, 2008	$95,000
3. Statutory audits or financial audits for subsidiaries or affiliates of the Company	$20,000
4. Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters	$50,000
5. Consultations by the company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be “audit-related” services rather than “audit” services)	$10,000

APPENDIX B

Pre-Approved Audit-Related Services for the Audit of December 31, 2007
Financial Statements and Other Audit-Related Services for Fiscal Year 2008

Date: October 30, 2007

Service	Range of Fees

1. Due diligence services pertaining to potential business acquisitions/dispositions including review of financial statements, financial data and records, and discussions with acquiree/acquiror finance and accounting personnel	$20,000
2. Consultations by the company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be “audit” services rather than “audit-related” services)	$10,000
3. Subsidiary or equity investee audits not required by statute or regulation that are incremental to the audit of the consolidated financial statements	$20,000
4. Closing balance sheet audits pertaining to dispositions	$20,000

APPENDIX C

Pre-Approved Tax Services for Tax Returns for Year Ended December 31, 2007
and Other Tax Services for Fiscal Year 2008

Dated: October 30, 2007

Service	Range of Fees

1. U.S. federal, state and local tax planning and advice on mergers, acquisitions and restructurings	$10,000
2. U.S. federal, state and local tax assistance responding to requests from the company’s tax department regarding technical interpretations, applicable laws and regulations, and tax accounting	$10,000
3. Review of federal, state and local income, franchise, and other tax returns, including consultations regarding applicable handling of items for tax returns, required disclosures, elections, and filing positions available to the company	$22,000
4. Assistance with tax audits and appeals before the IRS and similar state and local agencies, as requested by the company’s tax department	$10,000

APPENDIX D

Pre-Approved All Other Services for Fiscal Year 2008

Dated: October 30, 2007

Service	Range of Fees

None Pre-Approved	N/A

EXHIBIT 1

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contributions-in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 123456 C0123456789 12345 0 1 7 2 7 2 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 00V6QC 6 1 B V + Annual Meeting Proxy Card . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Note: Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, trustee, or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + B Non-Voting Items A For Against Abstain Change of Address — Please print new address below. Comments — Please print your comments below. 1. Election of Directors: For Withhold For Withhold For Withhold Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2. 01 — Lewis E. Epley, Jr. 04 — Vello A. Kuuskraa 02 — Robert L. Howard 05 — Kenneth R. Mourton 03 — Harold M. Korell 06 — Charles E. Scharlau 2. The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008. 3. To transact such other business as may properly come before the meeting or any adjournment or adjourments thereof. _IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.___Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Local Time, on May 5, 2008. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/swn • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

. 2350 N. SAM HOUSTON PARKWAY EAST, SUITE 125 HOUSTON, TEXAS 77032 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints each of Kenneth R. Mourton and Charles E. Scharlau as Proxies, with power of Substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Southwestern Energy Company held of record by the undersigned on March 14, 2008, at the Annual Meeting of Shareholders to be held on May 6, 2008, or any adjournment or adjournments thereof. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. This proxy is revocable at any time before it is exercised, the signer retaining the right to attend the meeting and vote in person. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors FOR the election of the nominees and FOR proposal 2. PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS. Proxy — Southwestern Energy Company Dear Shareholder, Shareholders of Southwestern Energy Company can take advantage of several services available through our transfer agent, Computershare Trust Company, N.A. These services include: DirectService Investment Program Shareholders may purchase or sell Southwestern Energy Company stock directly through the Program rather than dealing with a broker. Automatic investment allows you to purchase additional shares on a regular basis by authorizing Computershare to electronically debit your checking or savings account each month. Shareholders can deposit certificates to be held on account for safekeeping, request a certificate for shares held on account or transfer shares to others. Vote-by-Internet Shareholders may vote their shares via the Internet by following the directions on the reverse side of this card. Votes may be cast via Internet up until 11:59 p.m. on the day before the Annual Meeting. Internet Account Access Shareholders may access their accounts on-line at www.computershare.com. Through Account Access you will have the ability to view your holdings, request address changes, certify tax identification numbers, and buy or sell shares. Transfer Agent Contact Information Computershare Trust Company, N.A. Telephone Inside the USA: (800) 446-2617 P.O. Box 43069 Telephone Outside the USA: (781) 575-2723 Providence, RI 02940-3069 TDD/TYY for Hearing Impaired (800) 952-9245 _IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE._

<STOCK#> NNNNNNNNNNNN 0 1 7 2 7 2 2 NNNNNNNNN Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 00V6RB 1 U PX + _ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. _ Annual Meeting Proxy Card . B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Note: Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, trustee, or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + A For Against Abstain 1. Election of Directors: For Withhold For Withhold For Withhold 01 — Lewis E. Epley, Jr. 04 — Vello A. Kuuskraa 02 — Robert L. Howard 05 — Kenneth R. Mourton 03 — Harold M. Korell 06 — Charles E. Scharlau 3. To transact such other business as may properly come before the meeting or any adjournment or adjourments thereof. Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2. 2. The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008.

___PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ___. 2350 N. SAM HOUSTON PARKWAY EAST, SUITE 125 HOUSTON, TEXAS 77032 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints each of Kenneth R. Mourton and Charles E. Scharlau as Proxies, with power of Substitution, and hereby authorizes them to represent and to vote, as designed on the reverse side, all the shares of Common Stock of Southwestern Energy Company held of record by the undersigned on March 14, 2008, at the Annual Meeting of Shareholders to be held on May 6, 2008, or any adjournment or adjournments thereof. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. This proxy is revocable at any time before it is exercised, the signer retaining the right to attend the meeting and vote in person. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors FOR the election of the nominees and FOR proposal 2. Proxy — Southwestern Energy Company